Exhibit 4.04

AMENDED AND RESTATED ABL INTERCREDITOR AGREEMENT

dated as of

June 22, 2018,

among

JPMORGAN CHASE BANK, N.A.,

as ABL Agent,

CREDIT SUISSE AG,

as Senior-Priority Collateral Agent,

CREDIT SUISSE AG,

as Senior-Priority Non-ABL Loan Agent,

REGIONS BANK,

as 2021 Secured Notes Trustee,

REGIONS BANK,

as 2023 Secured Notes Trustee,

REGIONS BANK,

as Junior-Priority Collateral Agent,

REGIONS BANK,

as 2023 Junior-Priority Secured Notes Trustee,

REGIONS BANK,

as 2024 Junior-Priority Secured Notes Trustee,

Each Additional Agent from time to time party hereto,

CHS/COMMUNITY HEALTH SYSTEMS, INC.,

as Borrower,

COMMUNITY HEALTH SYSTEMS, INC.,

as Parent,

and

the Subsidiaries of the Borrower

from time to time party hereto

Section 6.	Insolvency or Liquidation Proceedings		45

	6.1.	DIP Financing	45
	6.2.	Relief from the Automatic Stay	46
	6.3.	Adequate Protection	46
	6.4.	Post-Petition Interest	48
	6.5.	Preference Issues	49
	6.6.	Application	49
	6.7.	Waivers	49
	6.8.	Separate Classes	50
	6.9.	Asset Sales	51
	6.10.	Reorganization Securities	51
	6.11.	Other Bankruptcy Laws	51

Section 7.	[Reserved]		52

Section 8.	Reliance; Waivers; etc		52

	8.1.	Reliance	52
	8.2.	No Warranties or Liability	52
	8.3.	Obligations Unconditional	53

Section 9.	Miscellaneous		53

	9.1.	Conflicts	53
	9.2.	Term of this Agreement; Severability	53
	9.3.	Amendments; Waivers	54
	9.4.	Information Concerning Financial Condition of the Borrower, the ABL Borrowers and the Subsidiaries	57
	9.5.	Subrogation	58
	9.6.	Application of Payments	58
	9.7.	JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL	59
	9.8.	Notices	59
	9.9.	Further Assurances	60
	9.10.	GOVERNING LAW	60
	9.11.	Specific Performance	60
	9.12.	Headings	60
	9.13.	Counterparts	60
	9.14.	Representations and Warranties of Each Party	61
	9.15.	No Third Party Beneficiaries; Successors and Assigns	61
	9.16.	Effectiveness	61
	9.17.	ABL Agent and Term Loan/Notes Agents	61
	9.18.	Limitation on Term Loan/Notes Agents’ and ABL Agent’s Responsibilities	62
	9.19.	Relationship with Other Intercreditor Agreements	62
	9.20.	Provisions Solely to Define Relative Rights	63
	9.21.	Additional Grantors	63
	9.22.	Application of Proceeds	63

ii

SCHEDULES:
Schedule I	Legend for Certain ABL Loan Documents/Term Loan Documents

EXHIBITS:
Exhibit A	Form of Intercreditor Agreement Joinder

iii

THIS AMENDED AND RESTATED ABL INTERCREDITOR AGREEMENT is entered into as of June 22, 2018, among JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent and collateral agent (the “ABL Agent”; as hereinafter further defined) for the ABL Secured Parties (as defined below), CREDIT SUISSE AG, in its capacity as collateral agent (the “Senior-Priority Collateral Agent”; as hereinafter further defined) for the Senior-Priority Secured Parties (as defined below), CREDIT SUISSE AG, in its capacity as administrative agent under the Senior-Priority Non-ABL Loan Agreement (as defined below) (the “Senior-Priority Non-ABL Loan Agent”; as hereinafter further defined), REGIONS BANK, in its capacity as trustee under the 2021 Secured Notes Indenture (the “2021 Secured Notes Trustee”; as hereinafter further defined), REGIONS BANK, in its capacity as trustee under the 2023 Secured Notes Indenture (the “2023 Secured Notes Trustee”; as hereinafter further defined), REGIONS BANK, in its capacity as collateral agent (the “Junior-Priority Collateral Agent”; as hereafter further defined) for the Junior-Priority Secured Parties (as defined below), REGIONS BANK, in its capacity as trustee under the 2023 Junior-Priority Secured Notes Indenture (the “2023 Junior-Priority Secured Notes Trustee”; as hereinafter further defined), REGIONS BANK, in its capacity as trustee under the 2024 Junior-Priority Secured Notes Indenture (the “2024 Junior-Priority Secured Notes Trustee”; as hereinafter further defined), CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Borrower”; as hereinafter further defined), COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (“Parent”), the Subsidiaries of the Borrower from time to time party hereto and each Additional Agent (as defined below) from time to time party hereto.

W I T N E S S E T H

WHEREAS, pursuant to that certain ABL Credit Agreement, dated as of April 3, 2018 (the “ABL Credit Agreement”), among Parent, the Borrower, the ABL Lenders (as defined below) and the ABL Agent, the ABL Lenders have agreed to make loans and other extensions of credit available to the Borrower;

WHEREAS, pursuant to the ABL Security Documents (as defined below), among Parent, the Borrower, the Subsidiaries of the Borrower from time to time party thereto and the ABL Agent, the Borrower and the Grantors party thereto have guaranteed the payment and performance of the Borrower’s obligations under the ABL Loan Documents (as defined below) and granted to the ABL Agent (for the benefit of the ABL Secured Parties) Liens on the Collateral;

WHEREAS, pursuant to that certain Fourth Amended and Restated Credit Agreement, dated as of March 23, 2018 (the “Senior-Priority Non-ABL Loan Agreement”), among Parent, the Borrower, the lenders party thereto, the Senior-Priority Non-ABL Loan Agent and the Senior-Priority Collateral Agent, the Senior-Priority Lenders have agreed to make loans and other extensions of credit to the Borrower;

WHEREAS, pursuant to that certain Indenture dated as of January 27, 2014 (as it may be amended and supplemented from time to time, the “2021 Secured Notes Indenture”), among Parent, the Borrower, the Subsidiaries of the Borrower party thereto, the Senior-Priority Collateral Agent and the 2021 Secured Notes Trustee, the Borrower issued $1,000,000,000 aggregate principal amount of its 5.125% Senior Secured Notes due 2021;

WHEREAS, pursuant to that certain Indenture dated as of March 16, 2017 (as supplemented by the First Supplemental Indenture dated as of March 16, 2017, relating thereto and the Second Supplemental Indenture dated as of May 12, 2017, relating thereto, and as it may be further amended and supplemented from time to time, the “2023 Secured Notes Indenture”), among Parent, the Borrower, the Subsidiaries of the Borrower party thereto, the Senior-Priority Collateral Agent and the 2023 Secured Notes Trustee, the Borrower issued $3,100,000,000 aggregate principal amount of its 6.250% Senior Secured Notes due 2023;

WHEREAS, pursuant to that certain Indenture dated as of June 22, 2018 (as it may be amended and supplemented from time to time, the “2023 Junior-Priority Secured Notes Indenture”), among Parent, the Borrower, the Subsidiaries of the Borrower party thereto, the Junior-Priority Collateral Agent (as defined below) and the 2023 Junior-Priority Secured Notes Trustee, the Borrower issued $1,770,337,000 aggregate principal amount of its Junior-Priority Secured Notes due 2023;

WHEREAS, pursuant to that certain Indenture dated as of June 22, 2018 (as it may be amended and supplemented from time to time, the “2024 Junior-Priority Secured Notes Indenture”), among Parent, the Borrower, the Subsidiaries of the Borrower party thereto, the Junior-Priority Collateral Agent (as defined below) and the 2024 Junior-Priority Secured Notes Trustee, the Borrower issued $1,354,663,000 aggregate principal amount of its 8.125% Junior-Priority Secured Notes due 2024;

WHEREAS, pursuant to the Senior-Priority Guarantee and Collateral Agreement (as defined below) and the other Senior-Priority Documents (as defined below), the Borrower and the Grantors party thereto have guaranteed the payment and performance of the Borrower’s obligations under the applicable Senior-Priority Documents (as defined below) and granted to the Senior-Priority Collateral Agent (for the benefit of the Senior-Priority Secured Parties (as defined below)) Liens on the Collateral;

WHEREAS, pursuant to the Junior-Priority Collateral Agreement (as defined below) and the other Junior-Priority Documents (as defined below), the Borrower and the Grantors party thereto have granted to the Junior-Priority Collateral Agent (for the benefit of the Junior-Priority Secured Parties (as defined below)) Liens on the Collateral;

WHEREAS, the ABL Agent (on behalf of the ABL Secured Parties), each of the Initial Senior-Priority Agents (on behalf of the applicable Senior-Priority Secured Parties), each of the Initial Junior-Priority Agents (on behalf of the applicable Junior-Priority Secured Parties), Parent, the Borrower and the other Grantors from time to time party hereto desire to agree to the relative priority of Liens on the Collateral and certain other rights, priorities and interests as provided herein;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.	Definitions.

1.1.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2021 Secured Notes Indenture” shall have the meaning set forth in the recitals to this Agreement.

“2021 Secured Notes Trustee” shall mean Regions Bank, in its capacity as trustee under the 2021 Secured Notes Indenture and the other Senior-Priority Documents to which it is a party in such capacity, and also includes its successors and assigns, including any replacement or successor trustee or any additional trustee under the 2021 Secured Notes Indenture.

“2023 Junior-Priority Secured Notes Indenture” shall have the meaning set forth in the recitals to this Agreement.

“2023 Junior-Priority Secured Notes Trustee” shall mean Regions Bank, in its capacity as trustee under the 2023 Junior-Priority Secured Notes Indenture and the other Junior-Priority Documents to which it is a party in such capacity, and also includes its successors and assigns, including any replacement or successor trustee or any additional trustee under the 2023 Junior-Priority Secured Notes Indenture.

“2023 Secured Notes Indenture” shall have the meaning set forth in the recitals to this Agreement.

“2023 Secured Notes Trustee” shall mean Regions Bank, in its capacity as trustee under the 2023 Secured Notes Indenture and the other Senior-Priority Documents to which it is a party in such capacity, and also includes its successors and assigns, including any replacement or successor trustee or any additional trustee under the 2023 Secured Notes Indenture.

“2024 Junior-Priority Secured Notes Indenture” shall have the meaning set forth in the recitals to this Agreement.

“2024 Junior-Priority Secured Notes Trustee” shall mean Regions Bank, in its capacity as trustee under the 2024 Junior-Priority Secured Notes Indenture and the other Junior-Priority Documents to which it is a party in such capacity, and also includes its successors and assigns, including any replacement or successor trustee or any additional trustee under the 2024 Junior-Priority Secured Notes Indenture.

“ABL Agent” shall mean, initially, JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent under the ABL Credit Agreement and the other ABL Loan Documents to which it is a party, and also includes its successors and assigns, including any replacement or successor agent or any additional agent and, if applicable after the date hereof, any Additional Agent and its successors and assigns, including any replacement or successor agent or any additional agent, in its capacity as agent, trustee or other representative (if any) under any Replacement ABL Credit Agreement.

“ABL Collateral” shall mean all of the property and interests in property, real or personal, tangible or intangible, now owned or hereafter acquired by any Grantor in or upon which any ABL Secured Party, in its capacity as such, at any time has (or is purported to be granted) a Lien, and including all proceeds of such property and interests in property.

“ABL Credit Agreement” shall have the meaning set forth in the recitals to this Agreement.

“ABL Lenders” shall mean, collectively, any person party to any ABL Loan Documents as a lender.

“ABL Loan Documents” shall mean (a) the ABL Credit Agreement, the ABL Security Documents and each of the other “Loan Documents” as defined in the ABL Credit Agreement, (b) any Replacement ABL Credit Agreement and (c) any other related document or instrument executed or delivered pursuant to any document in subclauses (a) or (b) at any time or otherwise evidencing or securing any Obligation arising under any such ABL Loan Document.

“ABL Obligations” shall mean the “Obligations” as such term is defined in the ABL Credit Agreement or any Replacement ABL Credit Agreement and all other obligations, liabilities and Indebtedness of every kind, nature and description owing by any Grantor to any ABL Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses (including attorneys’ fees and expenses), however evidenced, whether as principal, surety, endorser, guarantor or otherwise, evidenced by or arising under the ABL Loan Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the ABL Loan Documents or after the commencement of any case with respect to any Grantor under any Bankruptcy Law or any other Insolvency or Liquidation Proceeding (and including any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“ABL Priority Collateral” shall mean all Collateral consisting of the following:

(1)    all Accounts;

(2)    all contract rights under agreements relating to Accounts;

(3)    all Deposit Accounts, Commodity Accounts, Securities Accounts, including all money and Certificated Securities, Uncertificated Securities, Securities Entitlements and Investment Property credited thereto or deposited therein (including all cash, marketable securities and other funds held in or on deposit in any such Deposit Account, Commodity Account or Securities Account), and all cash and cash equivalents (in each case, other than (a) Equity Interests and (b) identifiable proceeds of the Term Loan Priority Collateral and any Deposit Account and cash therein designated by the

Borrower to each Agent in accordance with Section 9.8 as solely not constituting proceeds of ABL Priority Collateral, including any such account for proceeds (including asset sale proceeds) of any Term Loan/Notes Priority Collateral, the proceeds of any issuance of Equity Interests or incurrence of Indebtedness, tax refunds, insurance proceeds other than those described under clause (6) below, monetary judgments to the extent unrelated to Accounts or other ABL Priority Collateral, and indemnity payments relating to the sale of assets other than ABL Priority Collateral);

(4)    all Instruments, Chattel Paper, Payment Intangibles and General Intangibles evidencing, governing or otherwise pertaining to any of the foregoing (other than any Equity Interests and Intellectual Property);

(5)     all books and Records, account ledgers, data processing records, computer software, other property, Supporting Obligations, Documents and related letters of credit, Letter-of-Credit Rights, Commercial Tort Claims or other claims and causes of action, in each case, to the extent related primarily to, or arising from, any of the foregoing;

(6)    all claims under policies of business interruption insurance or otherwise relating to Accounts; and

(7)    all substitutions, replacements, accessions, products and Proceeds (including, without limitation, business interruption insurance Proceeds) of all or any of the foregoing.

“ABL Recovery” shall have the meaning set forth in Section 6.5.

“ABL Secured Parties” shall mean, collectively, (a) the ABL Agent, (b) the ABL Lenders, (c) the Issuing Banks with respect to letters of credit or similar instruments under the ABL Credit Agreement or under any Replacement ABL Credit Agreement, (d) each other person to whom any ABL Obligations are owed and (e) the successors and assigns of each of the foregoing.

“ABL Security Documents” shall mean the “Security Documents” as defined in the ABL Credit Agreement or any similar term under any Replacement ABL Credit Agreement.

“ABL Standstill Period” shall have the meaning set forth in Section 3.1(b).

“Additional Agent” shall mean any agent, trustee or other representative (if any) of the Additional Holders of any Additional Debt.

“Additional Debt” shall have the meaning set forth in Section 9.3(g).

“Additional Holder” shall mean, collectively, any person party to any Additional Senior-Priority Document or any Additional Junior-Priority Document as a lender, noteholder, owner, holder or creditor.

“Additional Junior-Priority Debt” shall mean Additional Debt, the obligations of which are, or are intended to be, secured by Liens on the Collateral that rank junior in priority (without regard to the control of remedies) to the Senior-Priority Obligations.

“Additional Junior-Priority Document” shall mean any agreement, document or instrument governing or evidencing any Additional Junior-Priority Debt.

“Additional Senior-Priority Debt” shall mean Additional Debt, the obligations of which are, or are intended to be, secured by Liens on the Collateral that rank equal in priority (without regard to the control of remedies) with the obligations under the Senior-Priority Non-ABL Loan Agreement, the 2021 Secured Notes Indenture and the 2023 Secured Notes Indenture.

“Additional Senior-Priority Document” shall mean any agreement, document or instrument governing or evidencing any Additional Senior-Priority Debt.

“Agents” shall mean, collectively, the ABL Agent, each Senior-Priority Agent and each Junior-Priority Agent, sometimes being referred to herein individually as an “Agent”.

“Agreement” shall mean this ABL Intercreditor Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, being Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Borrower” shall have the meaning set forth in the preamble to this Agreement and shall include (a) any other Person that at any time after the date hereof becomes a borrower or issuer in respect of any Obligations and (b) their respective successors and assigns.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day that is a legal holiday under the Laws of the State of New York or on which banking institutions in the State of New York are required or authorized by Law or other governmental action to close.

“Cash Collateral” shall mean any Collateral consisting of cash or cash equivalents, any Security Entitlement and any Financial Assets.

“Cash Dominion Period” shall have the meaning assigned to such term in the ABL Credit Agreement (or any similar term under any Replacement ABL Credit Agreement).

“Collateral” shall mean, collectively, the ABL Collateral and the Term Loan/Notes Collateral.

“Debt Agreements” shall mean, collectively, the ABL Credit Agreement, any Replacement ABL Credit Agreement, the Senior-Priority Non-ABL Loan Agreement, the 2021 Secured Notes Indenture (including the notes authenticated and issued thereunder), the 2023 Secured Notes Indenture (including the notes authenticated and issued thereunder), the 2023 Junior-Priority Secured Notes Indenture (including the notes authenticated and issued thereunder), the 2024 Junior-Priority Secured Notes Indenture (including the notes authenticated and issued thereunder) and any other credit agreement, indenture, note purchase agreement or other operative document that is entered into by the Borrower in connection with its incurrence or issuance of Additional Debt.

“Deposit Account Collateral” shall mean that part of the Collateral comprised of or contained in Deposit Accounts.

“Designated Term Loan/Notes Agent” shall mean, initially, the “Applicable Authorized Representative” (or similar term) under the Senior-Priority Pari Passu Intercreditor Agreement; provided that if the Discharge of Senior-Priority Obligations has occurred, (a) if there is then only one Junior-Priority Agent, such Junior-Priority Agent shall be the Designated Term Loan/Notes Agent and (b) if the Junior-Priority Pari Passu Intercreditor Agreement is then in effect, the “Applicable Authorized Representative” (or similar term) thereunder shall be the Designated Term Loan/Notes Agent. Where the context requires, references to the Designated Term Loan/Notes Agent shall also be deemed to refer to the Senior-Priority Collateral Agent (or any other collateral agent) acting at the direction of the Designated Term Loan/Notes Agent.

“DIP Financing” shall have the meaning set forth in Section 6.1.

“DIP Financing Liens” shall have the meaning set forth in Section 6.1.

“Discharge of ABL Obligations” shall mean, subject to the terms of Section 9.3 hereof, (a) the termination of the commitments of the ABL Lenders and the financing arrangements provided by the ABL Lenders and the other ABL Secured Parties to the Grantors under the ABL Loan Documents, (b) the payment in full in cash of the ABL Obligations (other than the ABL Obligations described in clause (c) of this definition and any ABL Obligations consisting of unasserted contingent obligations) and (c) payment in full in cash, cash collateralization or at the option of the applicable Issuing Bank, the delivery to such Issuing Bank of a letter of credit payable to such Issuing Bank, in either case to the extent required under the terms of the ABL Credit Agreement, in respect of letters of credit issued under the ABL Loan Documents. If, after receipt of any payment of, or proceeds of Collateral applied to the payment of, the ABL Obligations, the ABL Agent or any other ABL Secured Party is required to surrender or return such payment or proceeds to any person for any reason, then the ABL Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by such ABL Agent or other ABL Secured Party, as the case may be, and no Discharge of ABL Obligations shall be deemed to have occurred.

“Discharge of Junior-Priority Obligations” shall mean, subject to the terms of Section 9.3 hereof, the payment in full in cash of the Junior-Priority Obligations (other than any Junior-Priority Obligations consisting of unasserted contingent obligations). If, after receipt of any payment of, or proceeds of Collateral applied to the payment of, the Junior-Priority Obligations, any Junior-Priority Agent or any other Junior-Priority Secured Party is required to surrender or return such payment or proceeds to any person for any reason, then the Junior-Priority Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by such Junior-Priority Agent or other Junior-Priority Secured Party, as the case may be, and no Discharge of Junior-Priority Obligations shall be deemed to have occurred.

“Discharge of Senior-Priority Obligations” shall mean, subject to the terms of Section 9.3 hereof, (a) the termination of the commitments of the Senior-Priority Lenders and the financing arrangements provided by the Senior-Priority Lenders and the other applicable Senior-Priority Secured Parties to the Grantors under the Senior-Priority Non-ABL Loan Agreement, (b) the payment in full in cash of the Senior-Priority Obligations (other than the Senior-Priority Obligations described in clause (c) of this definition and any Senior-Priority Obligations consisting of unasserted contingent obligations) and (c) payment in full in cash, cash collateralization or at the option of the applicable Issuing Bank or Senior-Priority Secured Party to whom any Term Loan Hedging/Cash Management Obligations are owed, the delivery to such Issuing Bank or other Senior-Priority Secured Party of a letter of credit payable to such Issuing Bank or other Senior-Priority Secured Party in either case to the extent required under the terms of the Senior-Priority Non-ABL Loan Agreement, in respect of letters of credit issued under the Senior-Priority Non-ABL Loan Agreement and Term Loan Hedging/Cash Management Obligations, respectively. If, after receipt of any payment of, or proceeds of Collateral applied to the payment of, the Senior-Priority Obligations, any Senior-Priority Agent or any other Senior-Priority Secured Party is required to surrender or return such payment or proceeds to any person for any reason, then the Senior-Priority Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by such Senior-Priority Agent or other Senior-Priority Secured Party, as the case may be, and no Discharge of Senior-Priority Obligations shall be deemed to have occurred.

“Discharge of Term Loan/Notes Obligations” shall mean, collectively, the Discharge of Senior-Priority Obligations and the Discharge of Junior-Priority Obligations.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“First Priority Agent” shall mean, with respect to (a) any ABL Priority Collateral, the ABL Agent, and (b) any Term Loan/Notes Priority Collateral, the Designated Term Loan/Notes Agent and, prior to the Discharge of Senior-Priority Obligations, unless the context otherwise requires, the Senior-Priority Collateral Agent.

“First Priority Collateral” shall mean, with respect to (a) the Term Loan/Notes Agents and the Term Loan/Notes Secured Parties, the Term Loan/Notes Priority Collateral, and (b) the ABL Agent and the ABL Secured Parties, the ABL Priority Collateral.

“First Priority Documents” shall mean, with respect to (a) any ABL Priority Collateral, the ABL Loan Documents, and (b) any Term Loan/Notes Priority Collateral, the Term Loan/Notes Documents.

“First Priority Obligations” shall mean, with respect to (a) any ABL Priority Collateral, the ABL Obligations, and (b) any Term Loan/Notes Priority Collateral, the Term Loan/Notes Obligations.

“First Priority Secured Parties” shall mean, with respect to (a) any ABL Priority Collateral, the ABL Secured Parties and (b) any Term Loan/Notes Priority Collateral, the Term Loan/Notes Secured Parties.

“Future Secured Term Indebtedness” shall mean Additional Senior-Priority Debt or Additional Junior-Priority Debt that is so designated by the Borrower at the time of incurrence thereof as Future Secured Term Indebtedness hereunder in accordance with Section 9.3; provided that such Indebtedness is incurred, and the Liens securing such Indebtedness are granted, in compliance with the ABL Credit Agreement, the Senior-Priority Non-ABL Loan Agreement, the 2021 Secured Notes Indenture, the 2023 Secured Notes Indenture, the 2023 Junior-Priority Secured Notes Indenture, the 2024 Junior-Priority Secured Notes Indenture and each other Additional Senior-Priority Document and Additional Junior-Priority Document then in effect, as applicable; provided, further, that the Additional Holders of such Future Secured Term Indebtedness (or the applicable Additional Agent on their behalf) shall enter into an Intercreditor Agreement Joinder pursuant to Section 9.3.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantors” shall mean, collectively, Parent, the Borrower, the Guarantors and each Subsidiary of the Borrower or any Guarantor that shall have created (or purported to create) a Lien on its assets to secure any ABL Obligations or Term Loan/Notes Obligations, together with their respective successors and assigns.

“Guarantors” shall mean, collectively, (a) Parent, (b) the other Guarantors identified on the signature pages hereto, (c) any other Person that at any time after the date hereof becomes a party to a guarantee in favor of any of the ABL Secured Parties in respect of any of the ABL Obligations, any of the Senior-Priority Secured Parties in respect of any of the Senior-Priority Obligations or any of the Junior-Priority Secured Parties in respect of any of the Junior-Priority Obligations and (d) their respective successors and assigns.

“Indebtedness” shall have the meaning provided in the ABL Credit Agreement or the Senior-Priority Non-ABL Loan Agreement as in effect on the date hereof, as the context may require.

“Initial Junior-Priority Agent” shall mean each of the Junior-Priority Collateral Agent, the 2023 Junior-Priority Secured Notes Trustee and the 2024 Junior-Priority Secured Notes Trustee.

“Initial Senior-Priority Agent” shall mean each of the Senior-Priority Collateral Agent, the Senior-Priority Non-ABL Loan Agent, the 2021 Secured Notes Trustee and the 2023 Secured Notes Trustee.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of their respective assets, (c) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Person or any or all of its assets or properties, (d) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (e) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Intellectual Property” shall have the meaning set forth in the ABL Security Documents in effect on the date hereof.

“Intercreditor Agreement Joinder” shall mean, with respect to any Grantor or any Additional Agent, an agreement substantially in the form of Exhibit A hereto, executed by such Grantor or such Additional Agent, as applicable, and delivered by it to each Term Loan/Notes Agent, the ABL Agent and the Borrower.

“Issuing Bank” shall mean, as the context requires, any “Issuing Bank” as defined in the ABL Credit Agreement or the Senior-Priority Non-ABL Loan Agreement or any similar term under any Replacement ABL Credit Agreement or any Additional Senior-Priority Document.

“Junior-Priority Agent” shall mean initially, each Initial Junior-Priority Agent and, if applicable after the date hereof, any Additional Agent and its successors and assigns, including any replacement or successor agent or any additional agent, in its capacity as agent, trustee or other representative (if any) under any applicable Additional Junior-Priority Documents.

“Junior-Priority Collateral Agent” shall mean Regions Bank, in its capacity as collateral agent under the Junior-Priority Documents to which it is a party, and also includes its successors and assigns, including any replacement or successor collateral agent or any additional collateral agent under the Junior-Priority Documents.

“Junior-Priority Collateral Agreement” shall mean the Junior-Priority Collateral Agreement dated as of June 22, 2018, by and among Parent, the Borrower, the subsidiaries of the Borrower from time to time party thereto, the Junior-Priority Collateral Agent, and each additional authorized representative from time to time party thereto, together with the documents related thereto (including reaffirmation agreements, the supplements thereto and certificates delivered thereunder designating indebtedness and other obligations as “Pari Passu Debt Obligations” thereunder), as amended, restated, supplemented or otherwise modified from time to time.

“Junior-Priority Documents” shall mean, collectively, (a) the 2023 Junior-Priority Secured Notes Indenture (including the notes authenticated and issued thereunder), the 2024 Junior-Priority Secured Notes Indenture (including the notes authenticated and issued thereunder) and the Junior-Priority Security Documents, (b) any Additional Junior-Priority Document and (c) any other related document or instrument executed or delivered pursuant to any document in subclauses (a) and (b) at any time or otherwise evidencing or securing any Obligation arising under any such Junior-Priority Document.

“Junior-Priority Holders” shall mean, collectively, any person in the capacity as a lender, noteholder, owner, holder or creditor under any Junior-Priority Document (and, including any other lender, noteholder, owner, holder or creditor or group of lenders, noteholders, owners, holders or creditors that at any time Refinances all or any portion of the Junior-Priority Obligations or any person otherwise in the capacity of a lender, noteholder, owner, holder or creditor); sometimes being referred to herein individually as a “Junior-Priority Holder”.

“Junior-Priority Intercreditor Agreement” shall mean the Senior-Junior Lien Intercreditor Agreement dated as of June 22, 2018, among the Senior-Priority Collateral Agent, the Junior-Priority Collateral Agent, the Borrower, Parent, the subsidiaries of the Borrower from time to time party thereto, and each additional agent from time to time party thereto, as amended, supplemented, modified or restated from time to time.

“Junior-Priority Obligations” shall mean all obligations, liabilities and Indebtedness of every kind, nature and description owing by any Grantor to the Junior-Priority Agent or any Junior-Priority Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses (including attorneys’ fees and expenses), however evidenced, whether as principal, surety, endorser, guarantor or otherwise, evidenced by or arising under any of the Junior-Priority Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Junior-Priority Documents or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Insolvency or Liquidation Proceeding (and including any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Junior-Priority Pari Passu Intercreditor Agreement” shall mean the Junior-Priority Lien Pari Passu Intercreditor Agreement dated as of June 22, 2018, among the Junior-Priority Collateral Agent, the 2023 Junior-Priority Secured Notes Trustee, the 2024 Junior-Priority Secured Notes Trustee, and each authorized representative from time to time party thereto, as amended, supplemented, modified or restated from time to time.

“Junior-Priority Secured Parties” shall mean, collectively, (a) each Junior-Priority Agent, (b) the Junior-Priority Holders, (c) each other person to whom any Junior-Priority Obligations are owed and (d) the successors and assigns of each of the foregoing.

“Junior-Priority Security Documents” shall mean (a) the Junior-Priority Collateral Agreement and the “Notes Collateral Documents” as defined in each of the 2023 Junior-Priority Secured Notes Indenture and the 2024 Junior-Priority Secured Notes Indenture and (b) any similar terms used in any Junior-Priority Document that creates and/or perfects or purports to create and/or perfect any Lien on the Collateral for the benefit of the applicable Junior-Priority Secured Party under such Junior-Priority Documents.

“Law” shall mean, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents, orders, decrees, injunctions or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset. For the avoidance of doubt, the term “Lien” shall not be deemed to include any license of intellectual property.

“Obligations” shall mean, as applicable, any ABL Obligations, any Senior-Priority Obligations or any Junior-Priority Obligations.

“Ordinary Course Collections” shall have the meaning set forth in Section 4.2.

“Parent” shall have the meaning set forth in the preamble to this Agreement.

“Pari Passu Intercreditor Agreement” shall mean a Senior-Priority Pari Passu Intercreditor Agreement or a Junior-Priority Pari Passu Intercreditor Agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor or any similar offices in any other country), and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to exclude others from making, using and/or selling the inventions disclosed or claimed therein.

“Payment Collateral” shall mean all Accounts, Instruments, Chattel Paper, Letter-of-Credit Rights, Deposit Accounts, Securities Accounts and Payment Intangibles, together with all Supporting Obligations, in each case composing a portion of the Collateral.

“Person” or “person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Pledged Collateral” shall mean the Collateral in the possession of the ABL Agent (or its agents or bailees) or a Term Loan/Notes Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code or other applicable Law.

“Refinance” shall mean, with respect to any Indebtedness (the “Refinanced Indebtedness”), to incur any Indebtedness in exchange for or as a replacement of (including by entering into alternative financing arrangements in respect of such exchange or replacement (in whole or in part), by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, or, after the original instrument giving rise to such Indebtedness has been terminated, by entering into any credit agreement, loan agreement, note purchase agreement, indenture or other agreement), or the net proceeds of which are to be used for the purpose of modifying, extending, refinancing, renewing, replacing, redeeming, repurchasing, defeasing, amending, supplementing, restructuring, repaying, prepaying, retiring, extinguishing or refunding such Refinanced Indebtedness. “Refinanced” and “Refinancing” have correlative meanings.

“Replacement ABL Credit Agreement” shall have the meaning set forth in Section 9.3(b).

“Second Priority Agent” shall mean, with respect to (a) any ABL Priority Collateral, the Designated Term Loan/Notes Agent and, prior to the Discharge of Senior-Priority Obligations, unless the context otherwise requires, the Senior-Priority Collateral Agent and (b) any Term Loan/Notes Priority Collateral, the ABL Agent.

“Second Priority Documents” shall mean, with respect to (a) any ABL Priority Collateral, the Term Loan/Notes Documents, and (b) any Term Loan/Notes Priority Collateral, the ABL Loan Documents.

“Second Priority Obligations” shall mean, with respect to (a) any ABL Priority Collateral, the Term Loan/Notes Obligations, and (b) any Term Loan/Notes Priority Collateral, the ABL Obligations.

“Second Priority Secured Parties” shall mean, with respect to (a) any ABL Priority Collateral, the Term Loan/Notes Secured Parties, and (b) any Term Loan/Notes Priority Collateral, the ABL Secured Parties.

“Secured Parties” shall mean the ABL Secured Parties or the Term Loan/Notes Secured Parties, or both, as the context requires.

“Senior-Priority Agent” shall mean, initially, each Initial Senior-Priority Agent and, if applicable after the date hereof, any Additional Agent and its successors and assigns, including any replacement or successor agent or any additional agent, in its capacity as agent, trustee or other representative (if any) under any applicable Additional Senior-Priority Documents.

“Senior-Priority Collateral Agent” shall mean Credit Suisse AG, in its capacity as collateral agent under the Senior-Priority Documents to which it is a party, and also includes its successors and assigns, including any replacement or successor collateral agent or any additional collateral agent under the Senior-Priority Documents.

“Senior-Priority Documents” shall mean, collectively, (a) the Senior-Priority Non-ABL Loan Agreement, the 2021 Secured Notes Indenture (including the notes authenticated and issued thereunder), the 2023 Secured Notes Indenture (including the notes authenticated and issued thereunder) and the Senior-Priority Security Documents, (b) any Additional Senior-Priority Document and (c) any other related document or instrument executed or delivered pursuant to any document in subclauses (a) and (b) at any time or otherwise evidencing or securing any obligation arising under any such Senior-Priority Document.

“Senior-Priority Guarantee and Collateral Agreement” shall mean the Amended and Restated Guarantee and Collateral Agreement dated as of July 25, 2007, as amended and restated as of November 5, 2010, among Parent, the Borrower, the subsidiaries of the Borrower from time to time party thereto, the Senior-Priority Collateral Agent, and each additional authorized representative from time to time party thereto, together with the documents related thereto (including reaffirmation agreements, the supplements thereto and certificates delivered thereunder designating indebtedness and other obligations as “Pari Passu Debt Obligations” thereunder), as amended, restated, supplemented or otherwise modified from time to time.

“Senior-Priority Holders” shall mean, collectively, any person in the capacity of a lender, noteholder, owner, holder or creditor under any Senior-Priority Document (and, including any other lender, noteholder, owner, holder or creditor or group of lenders, noteholders, owners, holders or creditors that at any time Refinances all or any portion of the Senior-Priority Obligations or any person otherwise in the capacity of a lender, noteholder, owner, holder or creditor under any Senior-Priority Document) (including the Senior-Priority Lenders); sometimes being referred to herein individually as a “Senior-Priority Holder”.

“Senior-Priority Lenders” shall mean, collectively, any person party to Senior-Priority Non-ABL Loan Agreement as a lender.

“Senior-Priority Non-ABL Loan Agent” shall mean, initially, Credit Suisse AG, in its capacity as administrative agent under the Senior-Priority Non-ABL Loan Agreement and the other Senior-Priority Documents to which it is a party.

“Senior-Priority Non-ABL Loan Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Senior-Priority Obligations” shall mean the “Obligations” as defined in the Senior-Priority Guarantee and Collateral Agreement and all other obligations, liabilities and Indebtedness of every kind, nature and description owing by any Grantor to any Senior-Priority Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses (including attorneys’ fees and expenses), however evidenced, whether as principal, surety, endorser, guarantor or otherwise, evidenced by or arising under any of the Senior-Priority Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Senior-Priority Documents or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Insolvency or Liquidation Proceeding (and including any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Senior-Priority Pari Passu Intercreditor Agreement” shall mean the First Lien Intercreditor Agreement dated as of August 17, 2012, among the Senior-Priority Collateral Agent, the Senior-Priority Non-ABL Loan Agent, the 2021 Secured Notes Trustee, the 2023 Secured Notes Trustee and each additional authorized representative from time to time party thereto, as amended, supplemented, modified or restated from time to time.

“Senior-Priority Secured Parties” shall mean, collectively, (a) each Senior-Priority Agent, (b) the Senior-Priority Holders, (c) the Issuing Banks with respect to letters of credit or similar instruments under the Senior-Priority Non-ABL Loan Agreement, (d) each other Person to whom any Senior-Priority Obligations are owed (including any Person to whom Term Loan Hedging/Cash Management Obligations are owed) and (e) the successors and assigns of each of the foregoing.

“Senior-Priority Security Documents” shall mean (a) the Senior-Priority Guarantee and Collateral Agreement and all other “Security Documents” as defined in the Senior-Priority Non-ABL Loan Agreement, (b) the “Notes Collateral Documents” as defined in the 2021 Secured Notes Indenture and as defined in the 2023 Secured Notes

Indenture and (c) any similar term used in any Senior-Priority Document to describe any Senior-Priority Document that creates and/or perfects or purports to create and/or perfect any Lien on the Collateral for the benefit of the applicable Senior-Priority Secured Parties under such Senior-Priority Documents.

“Subsidiary” shall mean any “Subsidiary” of the Borrower or any Guarantor as defined in the Senior-Priority Non-ABL Loan Agreement and the ABL Credit Agreement.

“Term Loan Hedging/Cash Management Obligations” shall mean all obligations described in clause (b) of the definition of “Bank Loan Obligations” in the Senior-Priority Guarantee and Collateral Agreement.

“Term Loan/Notes Agents” shall mean, collectively, the Senior-Priority Collateral Agent, the Senior-Priority Non-ABL Loan Agent, the 2021 Secured Notes Trustee, the 2023 Secured Notes Trustee, the Junior-Priority Collateral Agent, the 2023 Junior-Priority Secured Notes Trustee, the 2024 Junior-Priority Secured Notes Trustee and each Additional Agent for any Future Secured Term Indebtedness or the Additional Holders thereof.

“Term Loan/Notes Agreements” shall mean, collectively, the Senior-Priority Non-ABL Loan Agreement, the 2021 Secured Notes Indenture (including the notes authenticated and issued thereunder), the 2023 Secured Notes Indenture (including the notes authenticated and issued thereunder), the 2023 Junior-Priority Secured Notes Indenture (including the notes authenticated and issued thereunder), the 2024 Junior-Priority Secured Notes Indenture (including the notes authenticated and issued thereunder) and each Debt Agreement with respect to any Future Secured Term Indebtedness.

“Term Loan/Notes Collateral” shall mean all of the property and interests in property, real or personal, tangible or intangible, now owned or hereafter acquired by any Grantor in or upon which any Term Loan/Notes Secured Party at any time has (or is purported to have) a Lien, and including all proceeds of such property and interests in property.

“Term Loan/Notes Documents” shall mean (a) the Term Loan/Notes Agreements, the Term Loan/Notes Security Documents and each of the other Senior-Priority Documents and Junior-Priority Documents, (b) any Debt Agreement or other document or instrument evidencing or governing any Future Secured Term Indebtedness and any related collateral documents, (c) each agreement, document or instrument providing for or evidencing Term Loan Hedging/Cash Management Obligations, (d) the Senior-Priority Pari Passu Intercreditor Agreement, the Junior-Priority Pari Passu Intercreditor Agreement and the Junior-Priority Intercreditor Agreement and (e) any other related document or instrument executed or delivered pursuant to any document in subclauses (a) through (d) at any time or otherwise evidencing or securing any Obligation arising under any such Term Loan/Notes Document.

“Term Loan/Notes Obligations” shall mean, collectively, the Senior-Priority Obligations and the Junior-Priority Obligations.

“Term Loan/Notes Priority Collateral” shall mean all Collateral (other than ABL Priority Collateral), all identifiable (including pursuant to designation by the Borrower) cash, money, Instruments, Securities, Financial Assets and Deposit Accounts directly received as proceeds of any Term Loan/Notes Priority Collateral.

“Term Loan/Notes Recovery” shall have the meaning set forth in Section 6.5 hereof.

“Term Loan/Notes Secured Parties” shall mean the Senior-Priority Secured Parties and the Junior-Priority Secured Parties.

“Term Loan/Notes Security Documents” shall mean the Senior-Priority Security Documents and the Junior-Priority Security Documents.

“Term Loan/Notes Standstill Period” shall have the meaning set forth in Section 3.1(a).

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all registered trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and applications for registration (other than intent-to-use applications) in the United States Patent and Trademark Office (or any successor office) or any similar offices in any State of the United States, and all extensions or renewals thereof, and (b) all goodwill associated therewith or symbolized thereby.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, by reason of mandatory provisions of Law, perfection or the effect of perfection or non-perfection or the priority of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority or availability of such remedy, as the case may be.

1.2.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by such agreement, instrument or other document, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, and as to the Borrower, any Guarantor or any other Grantor, shall be deemed to include a receiver, trustee or debtor-in-possession on behalf of any of such person or on behalf of any such successor or assign, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) except as otherwise expressly provided, all references herein to Sections shall be construed to refer to Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.3.    UCC Definitions. The following terms which are defined in uncapitalized form or otherwise defined in Articles 8 or 9 of the Uniform Commercial Code are used herein as so defined or used, as the context requires: Accounts, Certified Securities, Chattel Paper, Commercial Tort Claims, Commodity Account, Deposit Account, Document, Electronic Chattel Paper, Equipment, Financial Asset, Fixtures, General Intangible, Instruments, Inventory, Investment Property, Letter-of-Credit Right, Payment Intangible, Proceeds, Records, Securities Account, Security Entitlement, Supporting Obligation, Tangible Chattel Paper and Uncertificated Securities.

Section 2.	Priority of Liens.

2.1.    Subordination of Liens. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the ABL Agent or the ABL Secured Parties or the Term Loan/Notes Agents or the Term Loan/Notes Secured Parties and notwithstanding any provision of the UCC or any applicable Law or any provisions of the ABL Loan Documents or the Term Loan/Notes Documents or any other circumstance whatsoever, the ABL Agent, for itself and on behalf of each ABL Secured Party, and each Term Loan/Notes Agent, on behalf of itself and each applicable Term Loan/Notes Secured Party, hereby agrees that:

(a)    any Lien on the ABL Priority Collateral securing any ABL Obligations now or hereafter held by or for the benefit of or on behalf of any ABL Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the ABL Priority Collateral securing any Term Loan/Notes Obligations now or hereafter held by or for the benefit or on behalf of any Term Loan/Notes Secured Party or any agent or trustee therefor,

(b)    any Lien on the ABL Priority Collateral securing any Term Loan/Notes Obligations now or hereafter held by or for the benefit of or on behalf of any Term Loan/Notes Secured Party or any agent or trustee therefor shall be junior and subordinate in all respects to all Liens on the ABL Priority Collateral securing any ABL Obligations now or hereafter held by or for the benefit or on behalf of any ABL Secured Party or any agent or trustee therefor,

(c)    any Lien on the Term Loan/Notes Priority Collateral securing any Term Loan/Notes Obligations now or hereafter held by or for the benefit of or on behalf of any Term Loan/Notes Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Term Loan/Notes Priority Collateral securing any ABL Obligations now or hereafter held by or for the benefit or on behalf of any ABL Secured Party or any agent or trustee therefor, and

(d)    any Lien on the Term Loan/Notes Priority Collateral securing any ABL Obligations now or hereafter held by or for the benefit of or on behalf of any ABL Secured Party or any agent or trustee therefor shall be junior and subordinate in all respects to all Liens on the Term Loan/Notes Priority Collateral securing any Term Loan/Notes Obligations now or hereafter held by or for the benefit or on behalf of any Term Loan/Notes Secured Party or any agent or trustee therefor.

All Liens on the ABL Priority Collateral securing any ABL Obligations shall be and remain senior in all respects and prior to all Liens on the ABL Priority Collateral securing any Term Loan/Notes Obligations for all purposes, whether or not such Liens securing any ABL Obligations are subordinated to any Lien securing any other obligation of the Borrower, any other Grantor or any other Person, and all Liens on the Term Loan/Notes Priority Collateral securing any Term Loan/Notes Obligations shall be and remain senior in all respects and prior to all Liens on the Term Loan/Notes Priority Collateral securing any ABL Obligations for all purposes, whether or not such Liens securing any Term Loan/Notes Obligations are subordinated to any Lien securing any other obligation of the Borrower, any other Grantor or any other Person.

2.2.    Prohibition on Contesting Liens. The ABL Agent, for itself and on behalf of each ABL Secured Party, and each Term Loan/Notes Agent, for itself and on behalf of each applicable Term Loan/Notes Secured Party, agrees that it shall not (and hereby waives any right to) contest, or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or for the benefit or on behalf of any ABL Secured Party in any Collateral or by or on behalf of any of the Term Loan/Notes Secured Parties in any Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any ABL Secured Party or Term Loan/Notes Secured Party to enforce this Agreement.

2.3.    No New Liens.

(a)    So long as the Discharge of ABL Obligations has not occurred, the parties hereto agree that, after the date hereof, except as otherwise provided herein, if any Term Loan/Notes Secured Party shall hold any Lien on any assets of any Grantor securing any Term Loan/Notes Obligations that are not also subject to the Lien of the ABL Agent under the ABL Loan Documents (except for any assets that are expressly not required to be subject to a Lien of the ABL Agent under the ABL Loan Documents), such Grantor shall promptly give written notice thereof to the ABL Agent and shall grant a Lien thereon to the ABL Agent in a manner and on terms reasonably satisfactory to the ABL Agent.

(b)    So long as the Discharge of Term Loan/Notes Obligations has not occurred, the parties hereto agree that, after the date hereof, except as otherwise provided herein, if any ABL Secured Party shall hold any Lien on any assets of any Grantor securing any ABL Obligations that are not also subject to the Lien of each applicable Term Loan/Notes Agent under the applicable Term Loan/Notes Documents (except for any assets that are expressly not required to be subject to a Lien of such Term Loan/Notes Agent under the applicable Term Loan/Notes Documents), such Grantor shall promptly give written notice thereof to the applicable Term Loan/Notes Agent and shall grant a Lien thereon to such Term Loan/Notes Agent in a manner and on terms reasonably satisfactory to such Term Loan/Notes Agent.

(c)    To the extent that the provisions of this Section 2.3 are not complied with for any reason, without limiting any other right or remedy available to any First Priority Agent or any other applicable First Priority Secured Party, each Second Priority Agent agrees, for itself and on behalf of the other Second Priority Secured Parties, that any amount received by or distributed to any such Second Priority Secured Party pursuant to or as a result of any Lien granted in contravention of this Section shall be subject to Section 4 hereof.

(d)    Notwithstanding anything in this Agreement to the contrary, (i) cash and cash equivalents may be pledged to secure ABL Obligations consisting of reimbursement obligations in respect of Letters of Credit (as such term is defined in the ABL Credit Agreement or any similar term under any Replacement ABL Credit Agreement) or otherwise as required by Section 2.23 of the ABL Credit Agreement (or any similar provision in any Replacement ABL Credit Agreement) and (ii) cash and cash equivalents may be pledged to secure Term Loan/Notes Obligations consisting of reimbursement obligations in respect of Letters of Credit (as such term is defined in the Senior-Priority Non-ABL Loan Agreement or any similar term under any Additional Senior-Priority Document) or otherwise as required by Section 2.23 of the Senior-Priority Non-ABL Loan Agreement (or any similar provision in any Additional Senior-Priority Document).

2.4.    Perfection of Liens. With respect to any portion of the Collateral, no First Priority Agent nor any First Priority Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the Second Priority Agents and the Second Priority Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the ABL Secured Parties as a class on the one hand, and the Term Loan/Notes Secured Parties, as a class on the other hand, and shall not impose on the ABL Agent, the Term Loan/Notes Agents, the ABL Secured Parties, the Term Loan/Notes Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or Governmental Authority or any applicable Law.

2.5.    Waiver of Marshalling.

(a)    Until the Discharge of ABL Obligations, each Term Loan/Notes Agent, on behalf of itself and the applicable Term Loan/Notes Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by Law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable Law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable Law with respect to the ABL Priority Collateral.

(b)    Until the Discharge of Term Loan/Notes Obligations, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by Law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable Law with respect to the Term Loan/Notes Priority Collateral or any other similar rights a junior secured creditor may have under applicable Law with respect to the Term Loan/Notes Priority Collateral.

Section 3.	Enforcement.

3.1.    Exercise of Remedies.

(a)    So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, each Term Loan/Notes Agent agrees, for itself and on behalf of the other applicable Term Loan/Notes Secured Parties, that, subject to Section 5.6:

(i)    it will not (x) contest, protest or object to any foreclosure proceeding or action brought with respect to the ABL Priority Collateral by the ABL Agent or any ABL Secured Party in respect of the ABL Obligations or any other exercise by any such party of any rights and remedies relating to the ABL Priority Collateral or otherwise in respect of ABL Obligations, or (y) contest, protest or object to the forebearance by any ABL Secured Party from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to any of the ABL Priority Collateral in respect of ABL Obligations, and

(ii)    except as otherwise provided herein, the ABL Agent and the ABL Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the ABL Priority Collateral and commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding (provided that the ABL Agent and the ABL Secured Parties shall only be permitted to commence an Insolvency or Liquidation Proceeding pursuant to applicable Law as contemplated by Section 5.4 hereof)) without any consultation with or the consent of any Term Loan/Notes Agent or any Term Loan/Notes Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, each Term Loan/Notes Agent may file a proof of claim or statement of interest with respect to the applicable Term Loan/Notes Obligations and shall be entitled to file any proof of claim and other filings, make any arguments and motions and take any other action in order to preserve or protect their Liens on the ABL Collateral that are, in each case, in accordance with the terms of this Agreement, with respect to the Term Loan/Notes Obligations and the ABL Priority

Collateral, (B) each Term Loan/Notes Agent may send such notices of the existence of, or any evidence or confirmation of, the applicable Term Loan/Notes Obligations or the Liens of such Term Loan/Notes Agent in the ABL Priority Collateral to any court or Governmental Authority, or file or record any such notice or evidence to the extent necessary to prove or preserve the Liens of such Term Loan/Notes Agent in the ABL Priority Collateral, (C) each Term Loan/Notes Agent may file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of any applicable Term Loan/Notes Secured Party, including any claims secured by the ABL Priority Collateral, or otherwise make any agreements or file any motions pertaining to the applicable Term Loan/Notes Obligations, in each case to the extent not inconsistent with the terms of this Agreement, (D) each Term Loan/Notes Agent may commence legal proceedings against a Grantor (but not any of the ABL Priority Collateral); provided that, such legal proceedings could not reasonably be expected to interfere with the rights of the ABL Agent or any other ABL Secured Party in and to the ABL Priority Collateral or the ABL Obligations or the exercise by the ABL Agent or any other ABL Secured Party of such rights and does not involve any contest or challenge to the validity, perfection, priority or enforceability of the Liens of the ABL Agent or any other ABL Secured Party or of the ABL Agent or any other ABL Obligations and in any event no Term Loan/Notes Agent may enforce any judgment against any of the ABL Priority Collateral, (E) the Term Loan/Notes Secured Parties may exercise rights and remedies that may be exercised by unsecured creditors to the extent provided in Section 5.4 hereof and not otherwise inconsistent with the terms hereof, including, in any Insolvency or Liquidation Proceeding, the right to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Bankruptcy Law or applicable non-bankruptcy Law (other than initiating or joining in an involuntary case or proceeding under the Bankruptcy Code with respect to a Grantor, except as otherwise requested or expressly consented to in writing by the ABL Agent), in each case, in accordance with the terms of this Agreement; provided that any judgment Lien obtained by a Term Loan/Notes Secured Party as a result of such exercise of rights will be subject to this Agreement; provided further, that until the Discharge of ABL Obligations, if any Term Loan/Notes Agent or any other Term Loan/Notes Secured Party shall, at any time, receive any proceeds of any such judgment Lien, it shall pay such proceeds over to the ABL Agent in accordance with the terms of Section 4.4 and (F) in any Insolvency or Liquidation Proceeding, the Term Loan/Notes Secured Parties shall be entitled to vote on any plan of reorganization, in a manner and to the extent consistent with the provisions hereof; provided, further, that a Term Loan/Notes Agent or any Term Loan/Notes Secured Party may exercise any or all of such rights, powers, or remedies after a period of at least 180 days has elapsed since the later of: (i) the first date on which all of the following have occurred: (w) a Term Loan/Notes Agent declared the existence of an “Event of Default” under any Term Loan/Notes Documents, (x) the payment of the principal amount of any of the Term Loan/Notes Obligations (to the extent such amount was not already due and owing) has been accelerated and (y) payment thereof has been demanded and (ii) the date on which the ABL Agent has received notice thereof from such Term Loan/Notes Agent; provided, further, however, that no Term Loan/Notes Agent nor any other Term Loan/Notes

Secured Party shall exercise any rights or remedies with respect to the ABL Priority Collateral if, notwithstanding the expiration of such 180-day period, the ABL Agent or any other ABL Secured Party (1) shall have commenced, whether before or after the expiration of such 180-day period, and be diligently pursuing the exercise of their rights, powers, or remedies with respect to all or any material portion of the ABL Priority Collateral (prompt written notice of such exercise to be given to the Term Loan/Notes Agents, it being understood and agreed that (x) failure to deliver such notice shall not result in any liability of the ABL Secured Parties hereunder or impair any ABL Secured Party’s right hereunder or under any of the ABL Loan Documents and (y) none of the following shall require such notice: (I) the exercise of rights pursuant to Section 2.04(f) of the ABL Credit Agreement by the ABL Agent or any ABL Secured Party during the continuance of a Cash Dominion Period, (II) the notification of account debtors, depository institutions or any other Person to deliver proceeds of ABL Priority Collateral to the ABL Agent in accordance with the ABL Loan Documents, (III) the establishment of borrowing base reserves, (IV) the taking of any action in connection with the attempt to receive, or the receipt, of Ordinary Course Collections and (V) the filing of a proof of claim in any Insolvency or Liquidation Proceeding), or (2) shall have been stayed by operation of Law or any court order from pursuing any such exercise of remedies (the period during which the Term Loan/Notes Agents and the Term Loan/Notes Secured Parties may not pursuant to this Section 3.1(a)(ii) exercise any rights, powers, or remedies with respect to the ABL Priority Collateral, the “Term Loan/Notes Standstill Period”); provided further, however, that after the expiration of the Term Loan/Notes Standstill Period, so long as neither the ABL Agent nor any other ABL Secured Party has commenced any action to enforce its Lien on any material portion of the ABL Priority Collateral, in the event that and for so long as any Term Loan/Notes Secured Party (or the applicable Term Loan/Notes Agent on its behalf) have commenced any actions to enforce its Lien with respect to all or any material portion of the ABL Priority Collateral to the extent permitted hereunder and is diligently pursuing in good faith such actions, neither the ABL Secured Parties nor the ABL Agent shall take any action of a similar nature with respect to such ABL Priority Collateral without the prior written consent of the Term Loan/Notes Agents; provided that all other provisions of this Agreement are complied with. In exercising rights and remedies with respect to the ABL Priority Collateral, the ABL Agent and the ABL Secured Parties may enforce the provisions of the ABL Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion consistent with the terms of the ABL Loan Documents. Such exercise and enforcement shall include the rights of an agent or any holder of an irrevocable power of attorney appointed by them to sell or otherwise dispose of ABL Priority Collateral or other collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code and of a secured creditor under Bankruptcy Law of any applicable jurisdiction.

(b)    So long as the Discharge of Term Loan/Notes Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, the ABL Agent agrees, for itself and on behalf of the other ABL Secured Parties, that, subject to Section 5.6:

(i)    it will not (x) contest, protest or object to any foreclosure proceeding or action brought with respect to the Term Loan/Notes Priority Collateral by a Term Loan/Notes Agent or any Term Loan/Notes Secured Party in respect of the Term Loan/Notes Obligations or any other exercise by any such party of any rights and remedies relating to the Term Loan/Notes Priority Collateral or otherwise in respect of the Term Loan/Notes Obligations, or (y) contest, protest or object to the forbearance by any Term Loan/Notes Secured Party from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to any of the Term Loan/Notes Priority Collateral in respect of Term Loan/Notes Obligations, and

(ii)    except as otherwise provided herein, the Term Loan/Notes Agents and the Term Loan/Notes Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Term Loan/Notes Priority Collateral and commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding (provided that the Term Loan/Notes Agents and the Term Loan/Notes Secured Parties shall only be permitted to commence an Insolvency or Liquidation Proceeding pursuant to applicable Law as contemplated by Section 5.4 hereof)) without any consultation with or the consent of the ABL Agent or any ABL Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, the ABL Agent may file a proof of claim or statement of interest with respect to the applicable ABL Obligations, (B) the ABL Agent may send such notices of the existence of, or any evidence or confirmation of, the ABL Obligations or the Liens of the ABL Agent in the Term Loan/Notes Priority Collateral to any court or Governmental Authority, or file or record any such notice or evidence to the extent necessary to prove or preserve the Liens of the ABL Agent in the Term Loan/Notes Priority Collateral and shall be entitled to file any proof of claim and other filings, make any arguments and motions and take any other action in order to preserve or protect their Liens on the Term Loan/Notes Priority Collateral that are, in each case, in accordance with the terms of this Agreement, with respect to the ABL Obligations and the Term Loan/Notes Priority Collateral, (C) the ABL Agent may file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of any ABL Secured Party, including any claims secured by the Term Loan/Notes Priority Collateral, or otherwise make any agreements or file any motions pertaining to the ABL Obligations, in each case to the extent not inconsistent with the terms of this Agreement, (D) the ABL Agent may commence legal proceedings against a Grantor (but not any of the Term Loan/Notes Priority Collateral); provided that, such legal proceedings could not reasonably be expected to interfere with the rights of the Term Loan/Notes Agents or any other Term Loan/Notes Secured Party in and to the Term Loan/Notes Priority Collateral or the Term Loan/Notes Obligations or the exercise by the Term Loan/Notes Agents or any other Term Loan/Notes Secured Party of such rights and does not involve any contest or challenge to the validity, perfection, priority or enforceability of the Liens of the Term Loan/Notes Agents or any other Term Loan/Notes Secured Party or of the Term Loan/Notes Agents or any other Term Loan/Notes Obligations and in any event no ABL

Agent may enforce any judgment against any of the Term Loan/Notes Priority Collateral, (E) the ABL Secured Parties may exercise rights and remedies that may be exercised by unsecured creditors to the extent provided in Section 5.4 hereof and not otherwise inconsistent with the terms hereof, including, in any Insolvency or Liquidation Proceeding, the right to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Bankruptcy Law or applicable non-bankruptcy Law (other than initiating or joining in an involuntary case or proceeding under the Bankruptcy Code with respect to a Grantor, except as otherwise requested or expressly consented to in writing by the Term Loan/Notes Agents), in each case, in accordance with the terms of this Agreement; provided that any judgment Lien obtained by an ABL Secured Party as a result of such exercise of rights will be subject to this Agreement; provided further, that until the Discharge of Term Loan/Notes Obligations, if the ABL Agent or any other ABL Secured Party shall, at any time, receive any proceeds of any such judgment Lien, it shall pay such proceeds over to the Designated Term Loan/Notes Agent in accordance with the terms of Section 4.4 and (F) in any Insolvency or Liquidation Proceeding, the ABL Secured Parties shall be entitled to vote on any plan of reorganization, in a manner and to the extent consistent with the provisions hereof; provided, further, that the ABL Agent or any ABL Secured Party may exercise any or all of such rights, powers, or remedies after a period of at least 180 days has elapsed since the later of: (i) the first date on which all of the following have occurred: (w) the ABL Agent declared the existence of an “Event of Default” under the ABL Loan Documents, (x) the payment of the principal amount of all ABL Obligations under the ABL Loan Documents has been accelerated (to the extent such amount was not already due and owing) and (y) payment thereof has been demanded and (ii) the date on which each of the Term Loan/Notes Agents have received notice thereof from the ABL Agent; provided, further, however, that neither the ABL Agent nor any other ABL Secured Party shall exercise any rights or remedies with respect to the Term Loan/Notes Priority Collateral if, notwithstanding the expiration of such 180-day period, any Term Loan/Notes Agent or any other Term Loan/Notes Secured Party (1) shall have commenced, whether before or after the expiration of such 180-day period, and be diligently pursuing the exercise of its rights, powers, or remedies with respect to all or any material portion of the Term Loan/Notes Priority Collateral (prompt written notice of such exercise to be given to the ABL Agent, it being understood and agreed that failure to deliver such notice shall not result in any liability of the Term Loan/Notes Secured Parties hereunder or impair any Term Loan/Notes Secured Party’s rights hereunder or under any of the Term Loan/Notes Documents), or (2) shall have been stayed by operation of Law or any court order from pursuing any such exercise of remedies (the period during which the ABL Agent and the ABL Secured Parties may not pursuant to this Section 3.1(b)(ii) exercise any rights, powers, or remedies with respect to the Term Loan/Notes Priority Collateral, the “ABL Standstill Period”); provided further, however, that after the expiration of the ABL Standstill Period, so long as no Term Loan/Notes Agent nor any other Term Loan/Notes Secured Party has commenced any action to enforce its Lien on any material portion of the Term Loan/Notes Priority Collateral, in the event that and for so long as any ABL Secured Party (or the ABL Agent on its behalf) have commenced any actions to enforce its Lien with respect to all or any material portion of the Term Loan/Notes Priority Collateral to the extent permitted hereunder and are diligently pursuing in good faith such actions, neither the Term Loan/Notes Secured Parties nor the Term Loan/Notes Agents shall take any action of a similar nature with respect to such Term Loan/Notes Priority Collateral without the prior written consent of the ABL Agent; provided that all other provisions of this Agreement are complied with. In exercising rights and remedies with respect to the Term Loan/Notes Priority Collateral, the Term Loan/Notes Agents and the Term Loan/Notes Secured Parties may enforce the provisions of the Term Loan/Notes Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion consistent with the terms of the Term Loan/Notes Documents. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Term Loan/Notes Priority Collateral or other collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code and of a secured creditor under any Bankruptcy Law of any applicable jurisdiction.

(c)    So long as the Discharge of ABL Obligations has not occurred, each Term Loan/Notes Agent, on behalf of itself and each applicable Term Loan/Notes Secured Party, agrees that it will not take or receive any ABL Priority Collateral or any proceeds of ABL Priority Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any ABL Priority Collateral. Without limiting the generality of the foregoing, unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in the provisos in clause (ii) of Section 3.1(a), the sole right of each Term Loan/Notes Agent and the Term Loan/Notes Secured Parties with respect to the ABL Priority Collateral is to hold a Lien on the ABL Priority Collateral pursuant to the Term Loan/Notes Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of ABL Obligations has occurred. So long as the Discharge of Term Loan/Notes Obligations has not occurred, the ABL Agent, on behalf of itself and each ABL Secured Party, agrees that it will not take or receive any Term Loan/Notes Priority Collateral or any proceeds of Term Loan/Notes Priority Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Term Loan/Notes Priority Collateral. Without limiting the generality of the foregoing, unless and until the Discharge of Term Loan/Notes Obligations has occurred, except as expressly provided in the provisos in clause (ii) of Section 3.1(b), the sole right of the ABL Agent and the ABL Secured Parties with respect to the Term Loan/Notes Priority Collateral is to hold a Lien on the Term Loan/Notes Priority Collateral pursuant to the ABL Loan Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Term Loan/Notes Obligations has occurred.

(d)    Subject to the provisos in clause (ii) of Section 3.1(a) above and Section 5.6, (i) each Term Loan/Notes Agent, for itself and on behalf of each applicable Term Loan/Notes Secured Party, agrees that the Term Loan/Notes Agents and the Term Loan/Notes Secured Parties will not take any action that would hinder any exercise of remedies undertaken by the ABL Agent or the ABL Secured Parties with respect to the ABL Priority Collateral under the ABL Loan Documents, including any sale, lease, exchange, transfer or other disposition of the ABL Priority Collateral, whether by foreclosure or otherwise, and (ii) each Term Loan/Notes Agent, for itself and on behalf of each applicable Term Loan/Notes Secured Party, hereby waives any and all rights it or any such Term Loan/Notes Secured Party may have as a junior lien creditor or otherwise to object to the manner or order in which the ABL Agent or the ABL Secured Parties seek to enforce or collect the ABL Obligations with respect to the ABL Priority Collateral or the Liens granted in any of the ABL Priority Collateral, regardless of whether any action or failure to act by or on behalf of the ABL Agent or ABL Secured Parties is or could be adverse to the interests of the Term Loan/Notes Secured Parties. Subject to the provisos in clause (ii) of Section 3.1(b) above and Section 5.6, (i) the ABL Agent, for itself and on behalf of each ABL Secured Party, agrees that the ABL Agent and the ABL Secured Parties will not take any action that would hinder any exercise of remedies undertaken by any Term Loan/Notes Agent or the Term Loan/Notes Secured Parties with respect to the Term Loan/Notes Priority Collateral under the Term Loan/Notes Documents, including any sale, lease, exchange, transfer or other disposition of the Term Loan/Notes Priority Collateral, whether by foreclosure or otherwise, and (ii) the ABL Agent, for itself and on behalf of each ABL Secured Party, hereby waives any and all rights it or any ABL Secured Party may have as a junior lien creditor or otherwise to object to the manner or order in which the Term Loan/Notes Agents or the Term Loan/Notes Secured Parties seek to enforce or collect the Term Loan/Notes Obligations with respect to the Term Loan/Notes Priority Collateral or the Liens granted in any of the Term Loan/Notes Priority Collateral, regardless of whether any action or failure to act by or on behalf of the Term Loan/Notes Agents or Term Loan/Notes Secured Parties is or could be adverse to the interests of the ABL Secured Parties.

(e)    Each Term Loan/Notes Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Term Loan/Notes Document shall be deemed to restrict in any way the rights and remedies of the ABL Agent or the ABL Secured Parties with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Loan Documents. The ABL Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable ABL Loan Document shall be deemed to restrict in any way the rights and remedies of the Term Loan/Notes Agents or the Term Loan/Notes Secured Parties with respect to the Term Loan/Notes Priority Collateral as set forth in this Agreement and the Term Loan/Notes Documents.

3.2.    Cooperation.

(a)    Subject to the provisos in clause (ii) of Section 3.1(a), each Term Loan/Notes Agent, on behalf of itself and each applicable Term Loan/Notes Secured Party, agrees that, unless and until the Discharge of ABL Obligations has occurred, it will not commence, or join with any Person (other than the ABL Secured Parties and the ABL Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the ABL Priority Collateral under any of the applicable Term Loan/Notes Documents or otherwise in respect of the applicable Term Loan/Notes Obligations relating to the ABL Priority Collateral.

(b)    Subject to the provisos in clause (ii) of Section 3.1(b), the ABL Agent, on behalf of itself and each ABL Secured Party, agrees that, unless and until the Discharge of Term Loan/Notes Obligations has occurred, it will not commence, or join with any Person (other than the Term Loan/Notes Secured Parties and the Term Loan/Notes Agents, upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Term Loan/Notes Priority Collateral under any of the applicable ABL Loan Documents or otherwise in respect of the applicable ABL Obligations relating to the Term Loan/Notes Priority Collateral.

3.3.    Actions Upon Breach.

(a)    If any Term Loan/Notes Secured Party, in contravention of the terms of this Agreement, in any way takes or attempts or threatens to take any action with respect to the ABL Priority Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement except as provided in the provisos to Section 3.1(a)(ii)), this Agreement shall create an irrebuttable presumption and admission by such Term Loan/Notes Secured Party that relief against such Term Loan/Notes Secured Party by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the ABL Secured Parties, it being understood and agreed by each applicable Term Loan/Notes Agent on behalf of each applicable Term Loan/Notes Secured Party that (i) the ABL Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Term Loan/Notes Secured Party waives any defense that the Grantors and/or the ABL Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

(b)    If any ABL Secured Party, in contravention of the terms of this Agreement, in any way takes or attempts or threatens to take any action with respect to the Term Loan/Notes Priority Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement except as provided in the provisos to Section 3.1(b)(ii)), this Agreement shall create an irrebuttable presumption and admission by such ABL Secured Party that relief against such ABL Secured Party by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Term Loan/Notes Secured Parties, it being understood and agreed by the ABL Agent on behalf of each ABL Secured Party that (i) the applicable Term Loan/Notes Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each ABL Secured Party waives any defense that the Grantors and/or the Term Loan/Notes Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

Section 4.	Payments.

4.1.    Revolving Nature of ABL Obligations and Term/Loan Notes Obligations.

(a)Each Term Loan/Notes Agent, for and on behalf of itself and each applicable Term Loan/Notes Secured Party, expressly acknowledges and agrees that (i) as of the date hereof, the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the applicable ABL Agent under the ABL Credit Agreement and the ABL Lenders will apply payments and make advances thereunder, and that no application of any Payment Collateral or Cash Collateral or the release of any Lien by the ABL Agent upon any portion of the Collateral in connection with a permitted disposition under the ABL Credit Agreement shall constitute the exercise of remedies prohibited under this Agreement; (ii) subject to the limitations set forth herein, the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the

ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased and, subject to Section 9.3, Refinanced, in each event, without notice to or consent by the Term Loan/Notes Secured Parties and without affecting the provisions hereof; and (iii) all Payment Collateral or Cash Collateral received by the ABL Agent may be applied, reversed, reapplied, credited or reborrowed, in whole or in part, to the ABL Obligations at any time; provided, however, that from and after the date on which the ABL Agent (or any ABL Secured Party) commences the exercise of any remedies with respect to any of the Collateral (other than, for the avoidance of doubt, the exercise of rights pursuant to Section 2.04(f) of the ABL Credit Agreement by the ABL Agent or any ABL Secured Party during the continuance of a Cash Dominion Period), all amounts received by the ABL Agent or any ABL Secured Party in respect of any ABL Obligations shall be applied as specified in this Section 4. The Lien priority set forth in this Agreement shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of the ABL Obligations, the Term Loan/Notes Obligations or any portion thereof, in each case, in accordance with Section 9.3 (to the extent applicable).

(b)The ABL Agent, for and on behalf of itself and each ABL Secured Party, expressly acknowledges and agrees that (i) as of the date hereof, the Senior-Priority Non-ABL Loan Agreement includes a revolving commitment, that in the ordinary course of business the Senior-Priority Non-ABL Loan Agent under the Senior-Priority Non-ABL Loan Agreement and the Senior-Priority Lenders will apply payments and make advances thereunder, and that no application of any Payment Collateral or Cash Collateral or the release of any Lien by the Senior-Priority Non-ABL Loan Agent or the Senior-Priority Collateral Agent upon any portion of the Collateral in connection with a permitted disposition under the Senior-Priority Non-ABL Loan Agreement shall constitute the exercise of remedies prohibited under this Agreement; (ii) subject to the limitations set forth herein, the amount of the Senior-Priority Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the Senior-Priority Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the Senior-Priority Obligations may be increased and, subject to Section 9.3, Refinanced, in each event, without notice to or consent by the ABL Secured Parties and without affecting the provisions hereof; and (iii) all Payment Collateral or Cash Collateral received by the Senior-Priority Non-ABL Loan Agent or the Senior-Priority Collateral Agent may be applied, reversed, reapplied, credited or reborrowed, in whole or in part, to the Senior-Priority Obligations at any time; provided, however, that from and after the date on which any Term Loan/Notes Agent (or any Term Loan/Notes Secured Party) commences the exercise of any remedies with respect to any of the Collateral, all amounts received by any Term Loan/Notes Agent or any Term Loan/Notes Secured Party in respect of any Term Loan/Notes Obligations shall be applied as specified in this Section 4. The Lien priority set forth in this Agreement shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of the ABL Obligations, the Term Loan/Notes Obligations or any portion thereof, in each case, in accordance with Section 9.3 (to the extent applicable).

4.2.    Application of Proceeds of ABL Priority Collateral. The ABL Agent, on behalf of itself and each ABL Secured Party, and each Term Loan/Notes Agent, on behalf of itself and each applicable Term Loan/Notes Secured Party, hereby agrees that the ABL Priority Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such ABL Priority Collateral upon the exercise of remedies or in connection with any Insolvency or Liquidation Proceeding, shall be applied:

first, to the payment of the costs and expenses of the ABL Agent in connection with such exercise of remedies,

second, to the payment, discharge or cash collateralization of the ABL Obligations in accordance with the ABL Loan Documents until a Discharge of ABL Obligations has occurred,

third, to the payment of the Term Loan/Notes Obligations in accordance with the Term Loan/Notes Documents until a Discharge of Term Loan/Notes Obligations has occurred, and fourth, the balance, if any, to the Grantors or to whosoever may be lawfully entitled to receive the same (as instructed in writing by the Grantors) or as a court of competent jurisdiction may direct;

provided, however, that (x) no receipt and application of any Collateral, or proceeds thereof, received in the ordinary course of business and absent any affirmative enforcement action or exercise of remedies by the ABL Agent or during the pendency of any Insolvency or Liquidation Proceeding to collect or otherwise realize upon such Collateral (such Collateral, and the proceeds thereof, “Ordinary Course Collections”) shall constitute an exercise of remedies for purposes of this Section 4.2 and all Ordinary Course Collections received by the ABL Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, pursuant to the ABL Credit Agreement and (y) none of the following shall, without the taking of other action by the ABL Agent or any ABL Secured Party, constitute an exercise of remedies for purposes of this Section 4.2: (i) the exercise of rights pursuant to Section 2.04(f) of the ABL Credit Agreement by the ABL Agent or any ABL Secured Party during the continuance of a Cash Dominion Period or (ii) the notification of account debtors, depository institutions or any other Person to deliver proceeds of ABL Priority Collateral to the ABL Agent in accordance with the ABL Loan Documents.

4.3.    Application of Proceeds of Term Loan/Notes Priority Collateral. The ABL Agent, on behalf of itself and each ABL Secured Party, and each Term Loan/Notes Agent, on behalf of itself and each applicable Term Loan/Notes Secured Party, hereby agrees that the Term Loan/Notes Priority Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Term Loan/Notes Priority Collateral upon the exercise of remedies or in connection with any Insolvency or Liquidation Proceeding, shall be applied:

first, to the payment of the costs and expenses of the Designated Term Loan/Notes Agent and the Senior-Priority Collateral Agent in connection with such exercise of remedies,

second, to the payment of the Term Loan/Notes Obligations in accordance with the Term Loan/Notes Documents until a Discharge of Term Loan/Notes Obligations has occurred,

third, to the payment of the ABL Obligations in accordance with the ABL Loan Documents until a Discharge of ABL Obligations has occurred, and fourth, the balance, if any, to the Grantors or to whosoever may be lawfully entitled to receive the same (as instructed in writing by the Grantors) or as a court of competent jurisdiction may direct;

provided, however, that (x) none of the following shall, without the taking of other action by the ABL Agent or any ABL Secured Party, constitute an exercise of remedies for purposes of this Section 4.3: (i) the exercise of rights pursuant to Section 2.04(f) of the ABL Credit Agreement by the ABL Agent or any ABL Secured Party during the continuance of a Cash Dominion Period, (ii) the notification of account debtors, depository institutions or any other Person to deliver proceeds of ABL Priority Collateral to the ABL Agent in accordance with the ABL Loan Documents and (iii) the taking of any action in connection with the attempt to receive, or the receipt of, Ordinary Course Collections.

4.4.    Payments Over.

(a)    So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, each Term Loan/Notes Agent agrees, for itself and on behalf of the other Term Loan/Notes Secured Parties, that any ABL Priority Collateral or proceeds thereof or payment with respect thereto received by any Term Loan/Notes Agent or any other Term Loan/Notes Secured Party (including any right of set-off) with respect to the ABL Priority Collateral, shall be segregated and held in trust and promptly transferred or paid over to the ABL Agent for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct; provided that this Section 4.4 shall not apply to any required payments of interest and principal received by the Term Loan/Notes Agents or any other Term Loan/Notes Secured Party prior to the commencement of any Insolvency or Liquidation Proceeding or any exercise of remedies by the ABL Secured Parties with respect to the ABL Priority Collateral so long as such receipt is not the direct or indirect result of the exercise by the Term Loan/Notes Agents or any other Term Loan/Notes Secured Party of foreclosure rights or other remedies as a secured creditor or enforcement in contravention of this Agreement of any Lien held by any of them or any other act in contravention of this Agreement. Each Term Loan/Notes Agent, for itself and on behalf of the applicable Term Loan/Notes Secured Parties, also agrees that prior to receipt by the ABL Agent of notice of the exercise of remedies by any Term Loan/Notes Agent, all funds deposited in a Deposit Account or Securities Account that constitutes ABL Priority Collateral subject to an account control agreement and then applied to the ABL Obligations shall be treated as ABL Priority Collateral. In addition, unless and until the Discharge of ABL Obligations occurs, each Term Loan/Notes Agent hereby consents to the application, prior to the receipt by the ABL Agent of notice of the exercise of remedies by any Term Loan/Notes Agent, of cash or other proceeds of Collateral, deposited under deposit account control agreements to the repayment of

ABL Obligations pursuant to the ABL Loan Documents. The ABL Agent is hereby authorized to make any such endorsements or assignments as agent for the Term Loan/Notes Agents. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

(b)    So long as the Discharge of Term Loan/Notes Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the ABL Agent agrees, for itself and on behalf of the other ABL Secured Parties, that any Term Loan/Notes Priority Collateral or proceeds thereof or payment with respect thereto received by the ABL Agent or any other ABL Secured Party (including any right of set-off) with respect to the Term Loan/Notes Priority Collateral, shall be segregated and held in trust and promptly transferred or paid over to the applicable Term Loan/Notes Agents for the benefit of the applicable Term Loan/Notes Secured Parties in the same form as received, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct; provided that this Section 4.4 shall not apply to any required payments of interest and principal received by the ABL Agent or any other ABL Secured Party prior to the commencement of any Insolvency or Liquidation Proceeding so long as such receipt is not the direct or indirect result of the exercise by the ABL Agent or any other ABL Secured Party of foreclosure rights or other remedies as a secured creditor or enforcement in contravention of this Agreement of any Lien held by any of them or any other act in contravention of this Agreement. Each Term Loan/Notes Agent is hereby authorized to make any such endorsements or assignments as agent for the ABL Agent. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

(c)    Promptly upon the Discharge of ABL Obligations, the ABL Agent shall deliver written notice confirming the same to the Term Loan/Notes Agents; provided that the failure to give any such notice shall not result in any liability of the ABL Agent or the ABL Secured Parties hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder. Promptly upon the Discharge of Term Loan/Notes Obligations, the Term Loan/Notes Agents shall deliver written notice confirming the same to the ABL Agent; provided that the failure to give any such notice shall not result in any liability of the Term Loan/Notes Agents or the Term Loan/Notes Secured Parties hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

4.5.    Application of Proceeds of Mixed Collateral. Notwithstanding anything to the contrary contained above or in the definition of ABL Priority Collateral or Term Loan/Notes Priority Collateral, in the event that Proceeds of Collateral are received from (or are otherwise attributable to the value of) a sale or other disposition of Collateral that involves a combination of ABL Priority Collateral and Term Loan/Notes Priority Collateral, unless otherwise agreed by the ABL Agent and the Designated Term Loan/Notes Agent, the portion of such Proceeds that shall be allocated as Proceeds of ABL Priority Collateral for purposes of this Agreement shall be an amount equal to the net book value of such ABL Priority Collateral (except in the case of Accounts, which amount shall be equal to the face amount of such Accounts). In addition, notwithstanding anything to the contrary contained above or in the definition of ABL Priority Collateral or Term Loan/Notes Priority Collateral, to the extent Proceeds of Collateral are Proceeds received from (or are otherwise attributable to the value of) the sale or disposition of all or substantially all of the Equity Interests of any Subsidiary that is a Grantor or all or substantially all of the assets of any such Subsidiary, such Proceeds shall constitute (1) first, in an amount equal to the face amount of the Accounts (excluding any rights to payment for any property which specifically constitutes Term Loan/Notes Priority Collateral which has been or is to be sold, leased, licensed, exchanged, transferred or otherwise disposed of) and the fair market value of any other ABL Priority Collateral owned by such Subsidiary at the time of such sale, ABL Priority Collateral and (2) second, to the extent in excess of the amounts described in preceding clause (1), Term Loan/Notes Priority Collateral.

Section 5.	Other Agreements.

5.1.    Releases.

(a)    Effective upon any sale, lease, license, exchange, transfer or other disposition of any ABL Priority Collateral permitted, or expressly consented to in writing by the ABL Agent, under the terms of the ABL Loan Documents that results in the release of any of the ABL Agent’s Liens on any ABL Priority Collateral (excluding any sale, lease, license, exchange, transfer or other disposition that is not permitted by any of the Term Loan/Notes Documents (as in effect on the date hereof) unless such sale, lease, license, exchange, transfer or other disposition is consummated in connection with the exercise of the ABL Agent’s remedies in respect of ABL Priority Collateral or consummated after the commencement of any Insolvency or Liquidation Proceeding or consummated upon the occurrence or during the existence of an event of default under the ABL Loan Documents):

(i)    the Liens, if any, of each Term Loan/Notes Agent, for itself or for the benefit of the applicable Term Loan/Notes Secured Parties, on such ABL Priority Collateral shall be automatically, unconditionally and simultaneously released to the same extent as the release of the ABL Agent’s Lien; provided that the Proceeds thereof shall be applied pursuant to Section 4.2;

(ii)    each Term Loan/Notes Agent, for itself or on behalf of the applicable Term Loan/Notes Secured Parties, shall promptly upon the written request of the ABL Agent execute and deliver such release documents and confirmations of the authorization to file UCC amendments and terminations provided for herein, in each case as the ABL Agent may reasonably require in connection with such sale, lease, license, exchange, transfer or other disposition by the ABL Agent, the ABL Agent’s agents or any Grantor with the prior written consent of the ABL Agent to evidence and effectuate such termination and release; provided that any such release or UCC amendment or termination by the Term Loan/Notes Agents shall not extend to or otherwise affect any of the rights, if any, of the Term Loan/Notes Agents to the Proceeds from any such sale, lease, license, exchange, transfer or other disposition of the ABL Priority Collateral;

(iii)    each Term Loan/Notes Agent, for itself or on behalf of the applicable Term Loan/Notes Secured Parties, shall be deemed to have authorized the ABL Agent to file UCC amendments and terminations covering the ABL Priority Collateral so sold, leased, licensed, exchanged, transferred or otherwise disposed of as to UCC financing statements between any Grantor and such Term Loan/Notes Agent or any other applicable Term Loan/Notes Secured Party to evidence such release and termination; and

(iv)    each Term Loan/Notes Agent, for itself or on behalf of the applicable Term Loan/Notes Secured Parties, shall be deemed to have consented under the applicable Term Loan/Notes Documents to such sale, lease, license, exchange, transfer or other disposition to the same extent as the consent of the ABL Agent and the other ABL Secured Parties.

Each Term Loan/Notes Agent, for itself and on behalf of each applicable Term Loan/Notes Secured Party, hereby irrevocably constitutes and appoints (which appointment is coupled with an interest and is irrevocable) the ABL Agent and any officer or agent of such ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Term Loan/Notes Agent or such Term Loan/Notes Secured Party (as applicable) or in such ABL Agent’s own name, from time to time in such ABL Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1(a), to take any and all appropriate action and to execute any and all documents and instruments and make filings that may be necessary or desirable to accomplish the purposes of this Section 5.1(a), including filing any termination statements, endorsements or other instruments of transfer or release; provided that the ABL Agent shall not exercise such power of attorney unless the Term Loan/Notes Agents have failed to comply with their obligations under this Section 5.1(a) within two Business Days after demand by the ABL Agent.

(b)    Effective upon any sale, lease, license, exchange, transfer or other disposition of any Term Loan/Notes Priority Collateral permitted, or expressly consented to in writing by the Term Loan/Notes Agents, under the terms of the Term Loan/Notes Documents that results in the release of the Term Loan/Notes Agents’ Liens on any Term Loan/Notes Priority Collateral (excluding any sale, lease, license, exchange, transfer or other disposition that is not permitted by the ABL Loan Documents (as in effect on the date hereof) unless such sale, lease, license, exchange, transfer or other disposition is consummated in connection with the exercise of the Term Loan/Notes Agents’ remedies in respect of Term Loan/Notes Priority Collateral or consummated after the commencement of any Insolvency or Liquidation Proceeding or consummated upon the occurrence or during the existence of an event of default under the Term Loan/Notes Documents):

(i)    the Liens, if any, of the ABL Agent, for itself or for the benefit of the ABL Secured Parties, on such Term Loan/Notes Priority Collateral shall be automatically, unconditionally and simultaneously released to the same extent as the release of the Term Loan/Notes Agents’ Liens; provided that the proceeds thereof shall be applied pursuant to Section 4.3;

(ii)    the ABL Agent, for itself or on behalf of the ABL Secured Parties, shall promptly upon the written request of any Term Loan/Notes Agent execute and deliver such release documents and confirmations of the authorization to file UCC amendments and terminations provided for herein, in each case as the Term Loan/Notes Agents may reasonably require in connection with such sale, lease, license, exchange, transfer or other disposition by the Term Loan/Notes Agents, the Term Loan/Notes Agents’ agents or any Grantor with the prior written consent of the Term Loan/Notes Agents to evidence and effectuate such termination and release; provided that any such release or UCC amendment or termination by the ABL Agent shall not extend to or otherwise affect any of the rights, if any, of the ABL Agent to the proceeds from any such sale, lease, license, exchange, transfer or other disposition of the Term Loan/Notes Priority Collateral;

(iii)    the ABL Agent, for itself or on behalf of the ABL Secured Parties, shall be deemed to have authorized the Term Loan/Notes Agents to file UCC amendments and terminations covering the Term Loan/Notes Priority Collateral so sold, leased, licensed, exchanged, transferred or otherwise disposed of as to UCC financing statements between any Grantor and such ABL Agent or any other ABL Secured Party to evidence such release and termination; and

(iv)    the ABL Agent, for itself or on behalf of the ABL Secured Parties, shall be deemed to have consented under the applicable ABL Loan Documents to such sale, lease, license, exchange, transfer or other disposition to the same extent as the consent of the Term Loan/Notes Agents and the other Term Loan/Notes Secured Parties.

The ABL Agent, for itself and on behalf of each ABL Secured Party, hereby irrevocably constitutes and appoints (which appointment is coupled with an interest and is irrevocable) each Term Loan/Notes Agent and any officer or agent of each such Term Loan/Notes Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such ABL Agent or such ABL Secured Party or in such Term Loan/Notes Agent’s own name, from time to time in such Term Loan/Notes Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1(b), to take any and all appropriate action and to execute any and all documents and instruments and make any filings that may be necessary or desirable to accomplish the purposes of this Section 5.1(b), including filing any termination statements, endorsements or other instruments of transfer or release; provided that the applicable Term Loan/Notes Agent shall not exercise such power of attorney unless the ABL Agent has failed to comply with its obligations under this Section 5.1(b) within two Business Days after demand by the applicable Term Loan/Notes Agent.

(c)    Unless and until the Discharge of ABL Obligations has occurred, each Term Loan/Notes Agent, for itself and on behalf of each applicable Term Loan/Notes Secured Party, hereby consents to the application, whether prior to or after a default, of proceeds of ABL Priority Collateral to the repayment of ABL Obligations pursuant to the ABL Credit Agreement; provided that nothing in this Section 5.1(c) shall be construed to prevent or impair the rights of the Term Loan/Notes Agents or the Term Loan/Notes Secured Parties to receive proceeds in connection with the Term Loan/Notes Obligations not otherwise in contravention of this Agreement.

(d)    Unless and until the Discharge of Term Loan/Notes Obligations has occurred, the ABL Agent, for itself and on behalf of each ABL Secured Party, hereby consents to the application, whether prior to or after a default, of proceeds of Term Loan/Notes Priority Collateral to the repayment of Term Loan/Notes Obligations pursuant to the Term Loan/Notes Agreements; provided that nothing in this Section 5.1(d) shall be construed to prevent or impair the rights of the ABL Agent or the ABL Secured Parties to receive proceeds in connection with the ABL Obligations not otherwise in contravention of this Agreement.

5.2.    Insurance and Condemnation Awards.

(a)    Proceeds of Collateral include insurance proceeds and, therefore, the Lien priority set forth in this Agreement shall govern the ultimate disposition of casualty insurance proceeds.

(b)    Unless and until the Discharge of ABL Obligations has occurred, the ABL Agent and the ABL Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the ABL Loan Documents, to settle and adjust claims in respect of the ABL Priority Collateral under policies of insurance; provided that, if any insurance claim includes both ABL Priority Collateral and Term Loan/Notes Priority Collateral, the ABL Agent or the Designated Term Loan/Notes Agent, as determined by whichever class of creditors bore a materially disproportionately greater covered loss shall, in consultation with the other Agent, have the sole and exclusive authority, subject to the rights of the Grantors under the ABL Loan Documents and the Term Loan/Notes Documents, to adjust or settle any claim under the relevant insurance policy; provided that if the covered losses (as between the ABL Obligations and the Term Loan/Notes Obligations) are approximately equal or their relative proportion cannot be ascertained with reasonable certainty, then the ABL Agent and the Designated Term Loan/Notes Agent will work jointly and in good faith to collect, adjust or settle (subject to the rights of the Grantors under the ABL Loan Documents and the Term Loan/Notes Documents) any claim under the relevant insurance policy. So long as the Discharge of ABL Obligations has not occurred, all proceeds of any policies of insurance referred to in the first sentence of this clause (b), shall (i) first, be paid to the ABL Agent for the benefit of the ABL Secured Parties to the extent required under the ABL Loan Documents, (ii) second, be paid to the Designated Term Loan/Notes Agent for the benefit of the Term Loan/Notes Secured Parties to the extent required under the applicable Term Loan/Notes Documents and (iii) third, if no Term Loan/Notes Obligations are outstanding, be paid to the owner of the subject property or as a court of competent jurisdiction may otherwise direct or as may otherwise be required by applicable Law. Until the Discharge of ABL Obligations, if any Term Loan/Notes Agent or any other Term Loan/Notes Secured Party shall, at any time, receive any proceeds of any such insurance policy, it shall pay such proceeds over to the ABL Agent in accordance with the terms of Section 4.4.

(c)    Unless and until the Discharge of Term Loan/Notes Obligations has occurred, the Term Loan/Notes Agents and the Term Loan/Notes Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Term Loan/Notes Documents, to settle and adjust claims in respect of the Term Loan/Notes Priority Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation in respect of the Term Loan/Notes Priority Collateral; provided that, if any insurance claim includes both ABL Priority Collateral and Term Loan/Notes Priority Collateral, the ABL Agent or the Designated Term Loan/Notes Agent, as determined by whichever class of creditors bore a materially disproportionately greater covered loss shall, in consultation with the other Agent, have the sole and exclusive authority, subject to the rights of the Grantors under the ABL Loan Documents and the Term Loan/Notes Documents, to adjust or settle any claim under the relevant insurance policy; provided that if the covered losses (as between the ABL Obligations and the Term Loan/Notes Obligations) are approximately equal or their relative proportion cannot be ascertained with reasonable certainty, then the ABL Agent and the Designated Term Loan/Notes Agent will work jointly and in good faith to collect, adjust or settle (subject to the rights of the Grantors under the ABL Loan Documents and the Term Loan/Notes Documents) any claim under the relevant insurance policy. So long as the Discharge of Term Loan/Notes Obligations has not occurred, all proceeds of any policies of insurance referred to in the first sentence of this clause (c) and any such award, or any payments with respect to a deed in lieu of condemnation, shall (i) first, be paid to the Designated Term Loan/Notes Agent for the benefit of the Term Loan/Notes Secured Parties to the extent required under the Term Loan/Notes Documents, (ii) second, be paid to the ABL Agent for the benefit of the ABL Secured Parties to the extent required under the applicable ABL Loan Documents and (iii) third, if no ABL Obligations are still outstanding, be paid to the owner of the subject property or as a court of competent jurisdiction may otherwise direct or as may otherwise be required by applicable Law. Until the Discharge of Term Loan/Notes Obligations, if the ABL Agent or any other ABL Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall pay such proceeds over to the Designated Term Loan/Notes Agent in accordance with the terms of Section 4.4.

5.3.    Amendments to ABL Loan Documents and Term Loan/Notes Documents.

(a)    Each Term Loan/Notes Agent, on behalf of itself and the applicable Term Loan/Notes Secured Parties, hereby agrees that, without affecting the obligations of the Term Loan/Notes Agents or the Term Loan/Notes Secured Parties hereunder and without affecting the obligations of the Grantors under the Term Loan/Notes Documents, the ABL Agent and the ABL Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to any Term Loan/Notes Agent or any Term Loan/Notes Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to any Term Loan/Notes Agent or any Term Loan/Notes Secured Party or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, Refinance, extend, consolidate, restructure, or otherwise modify any of the ABL Loan Documents in any manner whatsoever (subject to compliance with Section 9.3, to the extent applicable), including to:

(i)    change the manner, place, time, or terms of payment or renew or alter or increase all or any of the Obligations under the ABL Loan Documents or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Obligations under the ABL Loan Documents or any of the ABL Loan Documents;

(ii)    retain or, subject to Section 2.3, obtain a Lien on any property of any Person to secure any of the ABL Obligations, and in connection therewith to enter into any additional ABL Loan Documents;

(iii)    amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the ABL Obligations;

(iv)    subject to Section 5.1, release its Lien on any Collateral or other property;

(v)    exercise or refrain from exercising any rights against the Borrower, any Grantor, or any other Person;

(vi)    retain or obtain the primary or secondary obligation of any other Person with respect to any of the ABL Obligations; and

(vii)    otherwise manage and supervise the ABL Obligations as the applicable ABL Agent shall deem appropriate.

(b)    The ABL Agent, on behalf of itself and the ABL Secured Parties, hereby agrees that, without affecting the obligations of the ABL Agent and the ABL Secured Parties hereunder and without affecting the obligations of the Grantors under the ABL Loan Documents, each Term Loan/Notes Agent and the Term Loan/Notes Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to the ABL Agent or any ABL Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the ABL Agent or any ABL Secured Party or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, Refinance, extend, consolidate, restructure, or otherwise modify any of the Term Loan/Notes Documents in any manner whatsoever (subject to compliance with Section 9.3, to the extent applicable), including, to:

(i)    change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the Obligations under the Term Loan/Notes Documents or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Obligations under the Term Loan/Notes Documents or any of the Term Loan/Notes Documents;

(ii)    retain or, subject to Section 2.3, obtain a Lien on any property of any Person to secure any of the Term Loan/Notes Obligations, and in connection therewith to enter into any additional Term Loan/Notes Documents;

(iii)    amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Term Loan/Notes Obligations;

(iv)    subject to Section 5.1, release its Lien on any Collateral or other property;

(v)    exercise or refrain from exercising any rights against the Borrower, any Grantor, or any other Person;

(vi)    retain or obtain the primary or secondary obligation of any other Person with respect to any of the Term Loan/Notes Obligations; and

(vii)    otherwise manage and supervise the Term Loan/Notes Obligations as the applicable Term Loan/Notes Agent shall deem appropriate.

(c)    The ABL Obligations and the Term Loan/Notes Obligations may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the Refinancing transaction under any ABL Loan Document or any Term Loan/Notes Document, as applicable) of the ABL Agent, the ABL Secured Parties, the Term Loan/Notes Agents or the Term Loan/Notes Secured Parties, as the case may be, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that the holders of such Refinancing Indebtedness (or an Additional Agent on their behalf) comply with Section 9.3 (to the extent applicable), and any such Refinancing transaction shall be in accordance with any applicable provisions of the ABL Loan Documents and the Term Loan/Notes Documents.

(d)    In the event that the ABL Agent or the ABL Secured Parties enter into any amendment, waiver or consent in respect of any of the ABL Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any ABL Security Document or changing in any manner the rights of any parties thereunder in respect of the ABL Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Term Loan/Notes Security Document (but solely as to ABL Priority Collateral) without the consent of or action by any Term Loan/Notes Secured Party (with all such amendments, waivers and consents subject to the terms hereof); provided that (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Term Loan/Notes Document, except to the extent that a release of such Lien is permitted or contemplated by this Agreement, (ii) no such amendment, waiver or consent shall apply automatically to the comparable Term Loan/Notes Security Document without the consent of or action by any Term Loan/Notes Secured Party if such amendment, waiver or consent materially and adversely affects the rights of the Term Loan/Notes Secured Parties, (iii) no such amendment, waiver or consent with respect to any provision applicable to any Agent under any Term Loan/Notes Documents shall apply automatically to any comparable provision of any comparable Term Loan/Notes Security Document without the prior written consent of such Agent, (iv) notice of such amendment, waiver or consent shall be given to each Term Loan/Notes Agent by the ABL Agent on the date of its effectiveness (provided that the failure to give such notice shall not affect the effectiveness and validity of such amendment, waiver or consent) and (v) a copy of such amendment, waiver or consent shall be given by the ABL Agent to each Term Loan/Notes Agent. Notwithstanding the foregoing, in the event that such amendment, waiver or consent would require any action whatsoever by any Term Loan/Notes Agent, the Borrower shall provide such Term Loan/Notes Agent with an officer’s certificate specifying such actions (with a copy of such certificate to be provided to the ABL Agent).

(e)    In the event that a Term Loan/Notes Agent or the Term Loan/Notes Secured Parties enter into any amendment, waiver or consent in respect of any of the Term Loan/Notes Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Term Loan/Notes Security Document or changing in any manner the rights of any parties thereunder in respect of the Term Loan/Notes Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable ABL Security Document (but solely as to Term Loan/Notes Priority Collateral) without the consent of or action by any ABL Secured Party (with all such amendments, waivers and consents subject to the terms hereof); provided that (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any ABL Loan Document, except to the extent that a release of such Lien is permitted or contemplated by this Agreement, (ii) no such amendment, waiver or consent shall apply automatically to the comparable ABL Security Document without the consent of or action by any ABL Secured Party if such amendment, waiver or consent materially and adversely affects the rights of the ABL Secured Parties, (iii) no such amendment, waiver or consent with respect to any provision applicable to any Agent under any ABL Loan Documents shall apply automatically to any comparable provision of any comparable ABL Security Document without the prior written consent of such Agent, (iv) notice of such amendment, waiver or consent shall be given to the ABL Agent by each applicable Term Loan/Notes Agent on the date of its effectiveness (provided that the failure to give such notice shall not affect the effectiveness and validity of such amendment, waiver or consent) and (v) a copy of such amendment, waiver or consent shall be given by the Term Loan/Notes Agents to the ABL Agent. Notwithstanding the foregoing, in the event that such amendment, waiver or consent would require any action whatsoever by the ABL Agent, the Borrower shall provide such ABL Agent with an officer’s certificate specifying such actions (with a copy of such certificate to be provided to the Term Loan/Notes Agents).

5.4.    Rights As Unsecured Creditors. The Second Priority Agents and the other Second Priority Secured Parties may exercise rights and remedies as an unsecured creditor against any Grantor in accordance with the terms of the applicable Second Priority Documents and applicable Law, but only to the extent that the exercise of any such rights and remedies is not inconsistent with the terms of this Agreement. In the event the Second Priority Secured Parties, as a result of the exercise of their rights as unsecured creditors are granted or otherwise hold a judgment lien in respect of Collateral, such lien shall be subject to the provisions of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Agent or any other Second Priority Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by the applicable Second Priority Agent or any other Second Priority Secured Party of foreclosure rights or other remedies as a secured creditor (including any right of setoff) or enforcement in contravention of this Agreement of any Lien held by any of them or any other act in contravention of this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the ABL Agent or the ABL Secured Parties may have with respect to the ABL Priority Collateral, or any rights or remedies the Term Loan/Notes Agents or the Term Loan/Notes Secured Parties may have with respect to the Term Loan/Notes Priority Collateral.

5.5.    First Priority Agent as Gratuitous Bailee for Perfection.

(a)    The ABL Agent agrees to hold the Pledged Collateral that is part of the ABL Priority Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for each Term Loan/Notes Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Term Loan/Notes Security Documents, subject to the terms and conditions of this Section 5.5 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC or similar provision of other applicable Law). Each Term Loan/Notes Agent agrees to hold the Pledged Collateral that is part of the Term Loan/Notes Priority Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the ABL Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the ABL Security Documents, subject to the terms and conditions of this Section 5.5 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC or similar provisions of other applicable Law).

(b)    The ABL Agent agrees to hold the Deposit Account Collateral that is part of the Collateral and controlled by such ABL Agent as gratuitous agent for each Term Loan/Notes Agent and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the Term Loan/Notes Security Documents, subject to the terms and conditions of this Section 5.5. Each Term Loan/Notes Agent agrees to hold the Deposit Account Collateral that is part of the Collateral and controlled by such Term Loan/Notes Agent as gratuitous agent for the ABL Agent and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the ABL Security Documents, subject to the terms and conditions of this Section 5.5.

(c)    Except as otherwise specifically provided herein (including Sections 3.1, 4 and 8.2), until the Discharge of ABL Obligations has occurred, the ABL Agent shall be entitled to deal with the Pledged Collateral constituting ABL Priority Collateral in accordance with the terms of this Agreement and the ABL Loan Documents as if the Liens under the Term Loan/Notes Security Documents did not exist. The rights of each Term Loan/Notes Agent and the Term Loan/Notes Secured Parties with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement. Except as otherwise specifically provided herein (including Sections 3.1, 4 and 8.2), until the Discharge of Term Loan/Notes Obligations has occurred, each Term Loan/Notes Agent shall be entitled to deal with the Pledged Collateral constituting Term Loan/Notes Priority Collateral in accordance with the terms of this Agreement and the Term Loan/Notes Documents as if the Liens under the ABL Security Documents did not exist. The rights of the ABL Agent and the ABL Secured Parties with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

(d)    The First Priority Agent shall have no obligation whatsoever to any Second Priority Agent or any Second Priority Secured Party to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the applicable portion of the Collateral except as expressly set forth in this Section 5.5. The duties or responsibilities of the First Priority Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as gratuitous bailee for each Second Priority Agent for purposes of perfecting the Lien held by such Second Priority Agent.

(e)    The First Priority Agent shall not have by reason of the First Priority Documents, the Second Priority Documents or this Agreement or any other document, a fiduciary relationship in respect of any other First Priority Secured Party, any Second Priority Agent or any other Second Priority Secured Party and shall not have any liability to any other First Priority Secured Party, any Second Priority Agent or any other Second Priority Secured Party in connection with its holding the Pledged Collateral that is part of the First Priority Collateral.

(f)    Upon the Discharge of ABL Obligations, the applicable ABL Agent shall deliver to the Designated Term Loan/Notes Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) constituting ABL Priority Collateral in its possession or under its control, together with any necessary endorsements (or otherwise allow the Designated Term Loan/Notes Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. The Borrower shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the ABL Agent for loss or damage suffered by such ABL Agent as a result of such transfer except for loss or damage suffered by such ABL Agent as a result of its own willful misconduct or gross negligence. No ABL Agent has any obligation to follow instructions from a Term Loan/Notes Agent in contravention of this Agreement.

(g)    Upon the Discharge of Term Loan/Notes Obligations, each Term Loan/Notes Agent shall deliver to the ABL Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) constituting Term Loan/Notes Priority Collateral in its possession or under its control, together with any necessary endorsements (or otherwise allow the ABL Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. The Borrower shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Term Loan/Notes Agent for loss or damage suffered by such Term Loan/Notes Agent as a result of such transfer except for loss or damage suffered by such Term Loan/Notes Agent as a result of its own willful misconduct or gross negligence. No Term Loan/Notes Agent has any obligation to follow instructions from the ABL Agent in contravention of this Agreement.

5.6.    Access to Premises and Cooperation.

(a)    If the ABL Agent takes any enforcement action with respect to the ABL Priority Collateral, each Term Loan/Notes Agent and the Term Loan/Notes Secured Parties (i) shall cooperate with such ABL Agent (at the sole cost and expense of such ABL Agent and the ABL Secured Parties and subject to the condition that the Term Loan/Notes Agents and the Term Loan/Notes Secured Parties shall have no obligation or duty to take any action or refrain from taking any action that would require it to expend or risk its own funds or could reasonably be expected to result in the incurrence of any liability or damage to a Term Loan/Notes Agent or the Term Loan/Notes Secured Parties (as determined by such Term Loan/Notes Agent or Term Loan/Notes Secured Parties in their sole discretion)) in its efforts to enforce its security interest in the ABL Priority Collateral and to allow such ABL Agent to assemble the ABL Priority Collateral, (ii) shall not take any action that could reasonably be expected to hinder or restrict in any respect such ABL Agent from enforcing its security interest in the ABL Priority Collateral or assembling the ABL Priority Collateral and (iii) shall permit such ABL Agent, its employees, agents, advisers and representatives, at the sole cost and expense of the ABL Secured Parties (but without any separate rent or access fee) and upon reasonable advance notice, to use the Term Loan/Notes Priority Collateral (including (x) equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and (y) Intellectual Property, in each case only to the extent and for so long as required to effect an enforcement action with respect to the ABL Priority Collateral), for a period not to exceed 180 days after the taking of such enforcement action, for purposes of (A) accessing the ABL Priority Collateral, (B) selling any or all of the ABL Priority Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise, (C) removing and transporting any or all of the ABL Priority Collateral located in or on such Term Loan/Notes Priority Collateral, if any, (D) otherwise processing, shipping, producing, storing, completing, supplying, leasing, selling or otherwise handling, dealing with, assembling or disposing of, in any lawful manner, the ABL Priority Collateral, or (E) taking reasonable actions to protect, secure, and otherwise enforce the rights of the ABL Agent and the ABL Secured Parties in and to the ABL Priority Collateral; provided, however, that nothing contained in this Agreement shall restrict the rights of the Term Loan/Notes Agents or the Term Loan/Notes Secured Parties from selling, assigning or otherwise transferring any Term Loan/Notes Priority Collateral prior to the expiration of such 180-day period if (but only if) the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 5.6. If any stay or other order prohibiting the exercise of remedies with respect to the ABL Priority Collateral has been imposed by applicable Law (including in connection with any Insolvency or Liquidation Proceeding affecting the Borrower or any other Grantor) or entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order. In connection with the use of Intellectual Property constituting Term Loan/Notes Priority Collateral pursuant to clause (iii)(y) above in the first sentence of this clause (a), each Term Loan/Notes Agent (and any purchaser, assignee or transferee of assets as provided in the proviso to the first sentence of this clause (a)) (1) consents (without any representation, recourse, warranty or obligation whatsoever) to the grant by any Grantor to the ABL Agent of a non-exclusive royalty-free license to use any Patent, Trademark, Intellectual Property or proprietary information of such Grantor that is subject to a Lien held by such Term Loan/Notes Agent (or any Patent, Trademark, Intellectual Property or proprietary information acquired by such purchaser, assignee or transferee from any Grantor) and (2) grants, in its capacity as a secured party (or as a purchaser, assignee or transferee), to the ABL Agent a non-exclusive royalty-free license to use any Patent, Trademark, Intellectual Property or proprietary information that is subject to a Lien held by such Term Loan/Notes Agent (or subject to such purchase, assignment or transfer, as the case may be), in each case for the purposes set forth in clauses (A) through (E) of this paragraph.

(b)    During the period of actual use or control by the ABL Agent or its agents or representatives of any Term Loan/Notes Priority Collateral, the ABL Agent and the ABL Secured Parties shall (i) be responsible for the payment of ordinary course expenses of third parties that are not Grantors with respect to such use or control of such Term Loan/Notes Priority Collateral, (ii) shall reimburse the Term Loan/Notes Agents and their respective officers, directors, employees and agents for any damages, costs or expenses resulting from actions or omissions of the ABL Agent or Persons under the control of or acting at the direction of or for the ABL Agent in its or their operation of such Term Loan/Notes Priority Collateral and (iii) be obligated to repair at their expense any physical damage to such Term Loan/Notes Priority Collateral resulting directly from such use or control, and to leave such Term Loan/Notes Priority Collateral in substantially the same condition as it was at the commencement of such use or control, ordinary wear and tear excepted. In no event shall the ABL Agent or the ABL Secured Parties have any liability to the Term Loan/Notes Agents or the Term Loan/Notes Secured Parties pursuant to this Section 5.6 as a result of the condition of any Term Loan/Notes Priority Collateral existing prior to the date of the exercise by such ABL Agent and the ABL Secured Parties of their rights under this Section 5.6, and the ABL Agent and the ABL Secured Parties shall have no duty or liability to maintain the Term Loan/Notes Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the

ABL Agent, or for any diminution in the value of the Term Loan/Notes Priority Collateral that results from ordinary wear and tear resulting from the use of the Term Loan/Notes Priority Collateral by the ABL Agent in the manner and for the time periods specified under this Section 5.6. Without limiting the rights granted in this paragraph, the ABL Agent and the ABL Secured Parties shall cooperate with the Term Loan/Notes Agents and the Term Loan/Notes Secured Parties in connection with any efforts made by the Term Loan/Notes Agents and the Term Loan/Notes Secured Parties to sell the Term Loan/Notes Priority Collateral.

(c)    If any Term Loan/Notes Agent takes any enforcement action with respect to the Term Loan/Notes Priority Collateral, the ABL Agent and the ABL Secured Parties (i) shall reasonably cooperate with such Term Loan/Notes Agent (at the sole cost and expense of the applicable Term Loan/Notes Secured Parties (excluding the Term Loan/Notes Agents) and subject to the condition that the ABL Agent and the ABL Secured Parties shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of any liability or damage to the ABL Agent or the ABL Secured Parties) in its efforts to enforce its security interest in the Term Loan/Notes Priority Collateral and assemble the Term Loan/Notes Priority Collateral and (ii) shall not take any action that could reasonably be expected to hinder or restrict in any respect such Term Loan/Notes Agent from enforcing its security interest in the Term Loan/Notes Priority Collateral or from assembling the Term Loan/Notes Priority Collateral.

(d)    Each Term Loan/Notes Agent agrees that if the ABL Agent shall require rights available under any permit or license controlled by such Term Loan/Notes Agent in order to realize on any ABL Priority Collateral, such Term Loan/Notes Agent shall take all such actions as shall be available to it, consistent with applicable Law and reasonably requested by the ABL Agent to make such rights available to such ABL Agent, subject to the Liens of the Term Loan/Notes Agents and the Term Loan/Notes Secured Parties. The ABL Agent agrees that if a Term Loan/Notes Agent shall require rights available under any permit or license controlled by such ABL Agent in order to realize on any Term Loan/Notes Priority Collateral, such ABL Agent shall take all such actions as shall be available to it, consistent with applicable Law and reasonably requested by the applicable Term Loan/Notes Agent to make such rights available to such Term Loan/Notes Agent, subject to the Liens of the ABL Agent and the ABL Secured Parties.

5.7.    No Release If Event of Default; Reinstatement.

(a)    If, concurrently with (or after) the Discharge of ABL Obligations has occurred, the Borrower or any other Grantor incurs any ABL Obligations in accordance with Section 9.3, then such Discharge of ABL Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken by a Term Loan/Notes Agent or otherwise prior to the date of such designation as a result of the occurrence of such prior Discharge of ABL Obligations), and the applicable agreement governing such ABL Obligations shall automatically be treated as the ABL Credit Agreement for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein and the granting by the applicable ABL Agent of amendments, waivers and consents hereunder.

(b)    If, concurrently with (or after) the Discharge of Term Loan/Notes Obligations has occurred, the Borrower or any other Grantor incurs any Term Loan/Notes Obligations in accordance with Section 9.3 hereof, then such Discharge of Term Loan/Notes Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken by the ABL Agent or otherwise prior to the date of such designation as a result of the occurrence of such prior Discharge of Term Loan/Notes Obligations), and the applicable agreement governing such Term Loan/Notes Obligations shall automatically be treated as a Term Loan/Notes Agreement for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein and the granting by the applicable Term Loan/Notes Agent of amendments, waivers and consents hereunder.

5.8.     Legends. Each party hereto agrees that each Debt Agreement, each Term Loan/Notes Security Document and each ABL Security Document in each case entered into on or after the date hereof shall contain the applicable provisions set forth on Schedule I hereto, or similar provisions approved by the ABL Agent and the Term Loan/Notes Agents, which approval shall not be unreasonably withheld or delayed.

Section 6.	Insolvency or Liquidation Proceedings.

6.1.    DIP Financing. If the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and shall move for the approval of the use of cash collateral or of financing (“DIP Financing”) under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law, then each Second Priority Agent, on behalf of itself and each Second Priority Secured Party, agrees that it will raise no objection to, and will not support any objection to, and will not otherwise contest (a) such DIP Financing provided (or consented to or not objected to) by such First Priority Agent, the Liens on First Priority Collateral securing such DIP Financing (the “DIP Financing Liens”) or the use of cash collateral that constitutes First Priority Collateral, in each case unless the First Priority Agent or the First Priority Secured Parties shall then object or support an objection to such DIP Financing, DIP Financing Liens or use of cash collateral, and will not object on the basis of lack of adequate protection or any other relief in connection therewith and, to the extent the Liens securing the First Priority Obligations under the applicable First Priority Documents are subordinated or equal in priority with such DIP Financing Liens, will subordinate (and will be deemed by virtue of this Agreement to have subordinated) its Liens on the First Priority Collateral to such DIP Financing Liens on the same basis as the other Liens on First Priority Collateral securing the Second Priority Obligations are so subordinated to Liens securing First Priority Obligations under this Agreement, (b) any motion for relief from the automatic stay or any other stay or from any injunction against foreclosure or enforcement in respect of First Priority Obligations made by the First Priority Agent or any holder of First Priority Obligations, (c) any lawful exercise by any holder of First Priority Obligations of the right to credit bid First Priority Obligations under Section 363(k) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or any sale in foreclosure of any Collateral that is First Priority Collateral with respect to such claims or (d) any other request for judicial relief made in any court by any holder of First Priority Obligations relating to the lawful enforcement of any Lien on First Priority Collateral.

6.2.    Relief from the Automatic Stay. Each Term Loan/Notes Agent, for itself and on behalf of the other applicable Term Loan/Notes Secured Parties, agrees that, so long as the Discharge of ABL Obligations has not occurred, no Term Loan/Notes Secured Party shall, without the prior written consent of the ABL Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the ABL Priority Collateral, any proceeds thereof or any Lien thereon securing any of the Term Loan/Notes Obligations. The ABL Agent, for itself and on behalf of the other ABL Secured Parties, agrees that, so long as the Discharge of Term Loan/Notes Obligations has not occurred, no ABL Secured Party shall, without the prior written consent of the Term Loan/Notes Agents, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Term Loan/Notes Priority Collateral, any proceeds thereof or any Lien thereon securing any of the ABL Obligations. Notwithstanding anything to the contrary set forth in this Agreement, no Grantor waives or shall be deemed to have waived any rights under Section 362 of the Bankruptcy Code.

6.3.    Adequate Protection.

(a)    Each Term Loan/Notes Agent, on behalf of itself and the applicable Term Loan/Notes Secured Parties, agrees that none of them shall object to, contest or support any other Person objecting to or contesting:

(i)    any request by the ABL Agent or any of the other ABL Secured Parties for adequate protection with respect to the ABL Priority Collateral or any adequate protection provided to the ABL Agent or any of the other ABL Secured Parties with respect to the ABL Priority Collateral (except to the extent any such adequate protection is a payment from Term Loan/Notes Priority Collateral); or

(ii)    any objection by the ABL Agent or any of the other ABL Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection with respect to the ABL Priority Collateral.

(b)    The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that none of them shall object to, contest or support any other Person objecting to or contesting:

(i)    any request by any Term Loan/Notes Agent or any of the other Term Loan/Notes Secured Parties for adequate protection with respect to the Term Loan/Notes Priority Collateral or any adequate protection provided to any Term Loan/Notes Agent or any of the other Term Loan/Notes Secured Parties with respect to the Term Loan/Notes Priority Collateral (except to the extent any such adequate protection is a payment from ABL Priority Collateral); or

(ii)    any objection by any Term Loan/Notes Agent or any Term Loan/Notes Secured Party to any motion, relief, action or proceeding based on a claim of a lack of adequate protection with respect to the Term Loan/Notes Priority Collateral.

(c)    Consistent with the foregoing provisions in this Section 6.3, and except as provided in Sections 6.1 and 6.7, in any Insolvency or Liquidation Proceeding:

(i)    no Term Loan/Notes Agent or Term Loan/Notes Secured Party shall be entitled (and each Term Loan/Notes Agent and Term Loan/Notes Secured Party shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(1)    to seek or otherwise be granted any type of adequate protection with respect to its interests in the ABL Priority Collateral; provided, however, subject to Section 6.1, the Term Loan/Notes Agents and the Term Loan/Notes Secured Parties may seek and obtain adequate protection in the form of an additional or replacement Lien on Collateral so long as (i) the ABL Agent and the ABL Secured Parties have been granted adequate protection in the form of a replacement Lien on such Collateral, and (ii) any such Lien on ABL Priority Collateral (and on any Collateral granted as adequate protection for the ABL Agent and the ABL Secured Parties in respect of their interest in such ABL Priority Collateral) is subordinated to the Liens of the ABL Agent in such Collateral and such other collateral on the same basis as the other Liens of the Term Loan/Notes Agents on ABL Priority Collateral; and

(2)    to seek or otherwise be granted any adequate protection payments with respect to its interests in the Collateral from Proceeds of ABL Priority Collateral (except as may be consented to in writing by the ABL Agent in its sole and absolute discretion);

(ii)    no ABL Agent or ABL Secured Party shall be entitled (and the ABL Agent and each ABL Secured Party shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

(1)    to seek or otherwise be granted any type of adequate protection in respect of Term Loan/Notes Priority Collateral except as may be consented to in writing by each Term Loan/Notes Agent in its sole and absolute discretion; provided, however, the ABL Agent and ABL Secured Parties may seek and obtain adequate protection in the form of an additional or replacement Lien on Collateral so long as (i) the Term Loan/Notes Agents and Term Loan/Notes Secured Parties have been granted adequate protection in the form of a replacement lien on such Collateral, and (ii) any such Lien on Term Loan/Notes Priority Collateral (and on any Collateral granted as adequate protection for the Term Loan/Notes Agents and Term Loan/Notes Secured Parties in respect of their interest in such Term Loan/Notes Priority Collateral) is subordinated to the Liens of the Term Loan/Notes Agents in such Collateral on the same basis as the other Liens of the ABL Agent on Term Loan/Notes Priority Collateral; and

(2)     to seek or otherwise be granted any adequate protection payments with respect to its interests in the Collateral from Proceeds of Term Loan/Notes Priority Collateral (except as may be consented to in writing by each Term Loan/Notes Agent in its sole and absolute discretion).

(d)    With respect to (i) the ABL Priority Collateral, nothing herein shall limit the rights of the Term Loan/Notes Agents and the Term Loan/Notes Secured Parties from seeking adequate protection with respect to their rights in the Term Loan/Notes Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise, other than from proceeds of ABL Priority Collateral) so long as such request is not otherwise inconsistent with this Agreement and (ii) the Term Loan/Notes Priority Collateral, nothing herein shall limit the rights of the ABL Agent or the ABL Secured Parties from seeking adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise, other than from proceeds of Term Loan/Notes Priority Collateral) so long as such request is not otherwise inconsistent with this Agreement.

6.4.    Post-Petition Interest.

(a)    Neither the Term Loan/Notes Agents nor any Term Loan/Notes Secured Party shall oppose or seek to challenge any claim by the ABL Agent or any ABL Secured Party for allowance in any Insolvency or Liquidation Proceeding of ABL Obligations consisting of post-petition interest, fees or expenses to the extent of the value of such ABL Agent’s Lien on the ABL Priority Collateral, without regard to the existence of the Liens of the Term Loan/Notes Agents on behalf of the applicable Term Loan/Notes Secured Parties on the ABL Priority Collateral. Neither the ABL Agent nor any ABL Secured Party shall oppose or seek to challenge any claim by any Term Loan/Notes Agent or any Term Loan/Notes Secured Party for allowance in any Insolvency or Liquidation Proceeding of Term Loan/Notes Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Liens of the Term Loan/Notes Agents on behalf of the applicable Term Loan/Notes Secured Parties on the ABL Priority Collateral (after taking into account the Lien of the ABL Secured Parties on the ABL Priority Collateral).

(b)    Neither the ABL Agent nor any ABL Secured Party shall oppose or seek to challenge any claim by any Term Loan/Notes Agent or any Term Loan/Notes Secured Party for allowance in any Insolvency or Liquidation Proceeding of Term Loan/Notes Obligations consisting of post-petition interest, fees or expenses to the extent of the value of such Term Loan/Notes Agent’s Lien on the Term Loan/Notes Priority Collateral, without regard to the existence of the Lien of the ABL Agent on behalf of the ABL Secured Parties on the Term Loan/Notes Priority Collateral. Neither the Term Loan/Notes Agents nor any Term Loan/Notes Secured Party shall oppose or seek to challenge any claim by the ABL Agent or any ABL Secured Party for allowance in any Insolvency or Liquidation Proceeding of ABL Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the ABL Agent on behalf of the ABL Secured Parties on the Term Loan/Notes Priority Collateral (after taking into account the Lien of the Term Loan/Notes Secured Parties on the Term Loan/Notes Priority Collateral).

6.5.    Preference Issues.

(a)    If any ABL Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount (an “ABL Recovery”), then the ABL Obligations shall be reinstated to the extent of such ABL Recovery and, if theretofore terminated, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the ABL Secured Parties and the Term Loan/Notes Secured Parties provided for herein.

(b)    If any Term Loan/Notes Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount (a “Term Loan/Notes Recovery”), then the Term Loan/Notes Obligations shall be reinstated to the extent of such Term Loan/Notes Recovery and, if theretofore terminated, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the Term Loan/Notes Secured Parties and the ABL Secured Parties provided for herein.

6.6.    Application. This Agreement shall be applicable both before and after the institution of any Insolvency or Liquidation Proceeding involving the Borrower or any other Grantor, including the filing of any petition by or against the Borrower or any other Grantor under the Bankruptcy Code or under any other Bankruptcy Law and all converted or subsequent cases in respect thereof, and all references herein to the Borrower or any Grantor shall be deemed to apply to the trustee for the Borrower or such Grantor and the Borrower or such Grantor as debtor-in-possession. The relative rights of the ABL Secured Parties and the Term Loan/Notes Secured Parties in or to any distributions from or in respect of any Collateral or proceeds of Collateral shall continue after the institution of any Insolvency or Liquidation Proceeding involving the Borrower or any other Grantor, including the filing of any petition by or against the Borrower or any other Grantor under the Bankruptcy Code or under any other Bankruptcy Law and all converted cases and subsequent cases, on the same basis as prior to the date of such institution, subject to any court order approving the financing of, or use of cash collateral by, the Borrower or any other Grantor as debtor-in-possession, or any other court order affecting the rights and interests of the parties hereto not in conflict with this Agreement. This Agreement shall constitute a subordination agreement for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency or Liquidation Proceeding in accordance with its terms.

6.7.    Waivers. Until the Discharge of ABL Obligations has occurred, each Term Loan/Notes Agent, on behalf of itself and each applicable Term Loan/Notes Secured Party, (a) will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or similar provision of other Bankruptcy Law senior to or on a parity with the Liens on ABL Priority Collateral securing the ABL Obligations for costs or expenses of preserving or disposing of any ABL Collateral, (b) agrees that it will not assert or enforce any claim against any ABL Secured Party under the “equities of the case” exception of Section 552(b) of the Bankruptcy Code or any similar provision of other Bankruptcy Laws for the costs and expenses of preserving or disposing of any of the ABL Priority Collateral in any Insolvency or Liquidation Proceeding and (c)

waives any claim it may now or hereafter have arising out of the election by any ABL Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or similar provision of other Bankruptcy Laws with respect to any ABL Priority Collateral. Until the Discharge of Term Loan/Notes Obligations has occurred, the ABL Agent, on behalf of itself and each ABL Secured Party, (a) will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or similar provision of other Bankruptcy Laws senior to or on a parity with the Liens on Term Loan/Notes Priority Collateral securing the Term Loan/Notes Obligations for costs or expenses of preserving or disposing of any Term Loan/Notes Collateral, (b) agrees that it will not assert or enforce any claim against any Term Loan/Notes Secured Party under the “equities of the case” exception of Section 552(b) of the Bankruptcy Code or any similar provision of other Bankruptcy Laws for the costs and expenses of preserving or disposing of any of the Term Loan/Notes Priority Collateral in any Insolvency or Liquidation Proceeding and (c) waives any claim it may now or hereafter have arising out of the election by any Term Loan/Notes Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or similar provision of other Bankruptcy Laws with respect to any Term Loan/Notes Priority Collateral.

6.8.    Separate Classes. Each of the parties hereto irrevocably acknowledges and agrees that (a) the claims and interests of the ABL Secured Parties and the Term Loan/Notes Secured Parties are not “substantially similar” within the meaning of Section 1122 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, (b) the grants of the Liens to secure the ABL Obligations and the grants of the Liens to secure the Term Loan/Notes Obligations constitute separate and distinct grants of Liens, (c) the ABL Secured Parties’ rights in the Collateral are fundamentally different from the Term Loan/Notes Secured Parties’ rights in the Collateral and (d) as a result of the foregoing, among other things, the ABL Obligations and the Term Loan/Notes Obligations must be separately classified in any plan of reorganization proposed or adopted in any Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Term Loan/Notes Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of claims), then the ABL Secured Parties and the Term Loan/Notes Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligations, on the one hand, and the Term Loan/Notes Obligations, on the other hand, against the Grantors, with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Term Loan/Notes Priority Collateral is sufficient, the ABL Secured Parties or the Term Loan/Notes Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from that portion of the Collateral in which each of the ABL Secured Parties and the Term Loan/Notes Secured Parties, respectively, have a First Priority Obligation, before any distribution is made in respect of the claims held by the other Secured Parties from such Collateral, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

6.9.    Asset Sales.

(a)    Except as otherwise set forth below, until the Discharge of ABL Obligations has occurred, each Term Loan/Notes Agent, for itself and on behalf of the other applicable Term Loan/Notes Secured Parties, agrees that, in the event of any Insolvency or Liquidation Proceeding, the Term Loan/Notes Secured Parties will not object to or oppose in any manner (or support any Person in objecting to or opposing) a motion with respect to any sale, lease, license, exchange, transfer or other disposition of any Collateral (including any motion seeking approval of bid procedures) free and clear of the Liens of the Term Loan/Notes Agents and the other Term Loan/Notes Secured Parties or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law and shall be deemed to have consented to any such sale, lease, license, exchange, transfer or other disposition of any Collateral under Section 363(f) of the Bankruptcy Code that has been consented to by the ABL Agent; provided that the proceeds of such sale, lease, license, exchange, transfer or other disposition of any ABL Priority Collateral shall be applied to the ABL Obligations or the Term Loan/Notes Obligations in accordance with Sections 4.2 and 4.3, or if not so applied, the Liens of the Term Loan/Notes Agents in such ABL Priority Collateral shall attach to the proceeds of such disposition subject to the relative priorities set forth in Section 2.1 hereof.

(b)    Except as otherwise set forth below, until the Discharge of Term Loan/Notes Obligations has occurred, the ABL Agent, for itself and on behalf of the other ABL Secured Parties, agrees that, in the event of any Insolvency or Liquidation Proceeding, the ABL Secured Parties will not object to or oppose in any manner (or support any Person in objecting to or opposing) a motion with respect to any sale, lease, license, exchange, transfer or other disposition of any Collateral (including any motion seeking approval of bid procedures) free and clear of the Liens of the ABL Agent and the other ABL Secured Parties or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law and shall be deemed to have consented to any such sale, lease, license, exchange, transfer or other disposition of any Collateral under Section 363(f) of the Bankruptcy Code that has been consented to by the Term Loan/Notes Agents; provided that the proceeds of such sale, lease, license, exchange, transfer or other disposition of any Term Loan/Notes Priority Collateral shall be applied to the Term Loan/Notes Obligations or the ABL Obligations in accordance with Sections 4.2 and 4.3, or if not so applied, the Liens of the ABL Agent in such Term Loan/Notes Priority Collateral shall attach to the proceeds of such disposition subject to the relative priorities set forth in Section 2.1 hereof.

6.10.    Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of any reorganized Grantor secured by Liens upon any property of such reorganized Grantor are distributed, pursuant to a plan of reorganization, on account of both the ABL Obligations and the Term Loan/Notes Obligations, then, to the extent that the debt obligations distributed on account of the ABL Obligations and on account of the Term Loan/Notes Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.11.    Other Bankruptcy Laws. In the event that an Insolvency or Liquidation Proceeding is filed in a jurisdiction other than the United States or is governed by any Bankruptcy Law other than the Bankruptcy Code, each reference in this Agreement to a section of the Bankruptcy Code shall be deemed to refer to the substantially similar or corresponding provision of the Bankruptcy Law applicable to such Insolvency or Liquidation Proceeding, or in the absence of any specific similar or corresponding provision of the Bankruptcy Law, such other general Bankruptcy Law as may be applied in order to achieve substantially the same result as would be achieved under each applicable section of the Bankruptcy Code.

Section 7.	[Reserved]

Section 8.	Reliance; Waivers; etc.

8.1.    Reliance. The consent by the First Priority Secured Parties to the incurrence by the Borrower and the other Grantors of the Second Priority Obligations, the execution and delivery of the Second Priority Documents and the grant to each applicable Second Priority Agent on behalf of the Second Priority Secured Parties of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the First Priority Secured Parties to the Borrower or any other Grantor shall be deemed to have been given and made in reliance upon this Agreement.

8.2.    No Warranties or Liability. Except as set forth in Section 9.14, neither the First Priority Agent nor any First Priority Secured Party shall have been deemed to have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Priority Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First Priority Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the First Priority Documents in accordance with Law and as they may otherwise, in their sole discretion, deem appropriate, and the First Priority Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that any Second Priority Agent or any of the Second Priority Secured Parties have in the Collateral or otherwise, except as otherwise provided in this Agreement. Neither the First Priority Agent nor any First Priority Secured Party shall have any duty to any Second Priority Agent or any Second Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrower or any Subsidiary (including the Second Priority Documents), regardless of any knowledge thereof that they may have or be charged with. Notwithstanding anything to the contrary herein contained, none of the parties hereto waives any claim that it may have against a Term Loan/Notes Agent or the ABL Agent, as applicable, on the grounds that any sale, transfer or other disposition by such Term Loan/Notes Agent or ABL Agent (as applicable) was not commercially reasonable to the extent required by the Uniform Commercial Code or other applicable Law. Except as expressly set forth in this Agreement, the First Priority Agent, the First Priority Secured Parties, the Second Priority Agent and the Second Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the First Priority Obligations, the Second Priority Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Borrower’s or any other Grantor’s title to or right to transfer any of the Collateral or (c) any other matter except as expressly set forth in this Agreement.

8.3.    Obligations Unconditional. All rights, interests, agreements and obligations of the First Priority Agent and the First Priority Secured Parties, and the Second Priority Agent and the Second Priority Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a)    any lack of validity or enforceability of any First Priority Documents or any Second Priority Documents;

(b)    any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Priority Obligations or Second Priority Obligations, or any amendment or waiver or other modification, including, subject to Sections 4.2 and 4.3 hereof, any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the ABL Credit Agreement or any other ABL Loan Document or of the terms of the Term Loan/Notes Agreements or any other Term Loan/Notes Document;

(c)    any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Priority Obligations or Second Priority Obligations or any guarantee thereof;

(d)    the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or

(e)    any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Grantor in respect of the First Priority Obligations, or of any Second Priority Agent or any Second Priority Secured Parties in respect of this Agreement.

Section 9.	Miscellaneous.

9.1.    Conflicts. Subject to Section 9.18 and Section 9.19, in the event of any conflict between the provisions of this Agreement and the provisions of any ABL Loan Document or any Term Loan/Notes Document, the provisions of this Agreement shall govern. Solely as among the Term Loan/Notes Secured Parties, in the event of any conflict between this Agreement and the Senior-Priority Pari Passu Intercreditor Agreement, the Junior-Priority Pari Passu Intercreditor Agreement or the Junior-Priority Intercreditor Agreement, as the case may be, such Senior-Priority Pari Passu Intercreditor Agreement, Junior-Priority Pari Passu Intercreditor Agreement or Junior-Priority Intercreditor Agreement, as applicable, shall govern and control.

9.2.    Term of this Agreement; Severability. (a) This is a continuing agreement of lien subordination and the First Priority Secured Parties may continue, at any time and without notice to the Second Priority Agent or any Second Priority Secured Parties, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any other Grantor constituting First Priority Obligations in reliance hereon. Each Second Priority Agent, for itself and on behalf of the Second Priority Secured Parties, hereby waives any right it may have under applicable Law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(b)    This Agreement shall terminate and be of no further force and effect:

(i)    with respect to the ABL Agent, the ABL Secured Parties and the ABL Obligations, upon the Discharge of ABL Obligations, subject to the rights of the ABL Secured Parties under Section 6.5; and

(ii)    with respect to the Term Loan/Notes Agents, the Term Loan/Notes Secured Parties and the Term Loan/Notes Obligations, upon the Discharge of Term Loan/Notes Obligations, subject to the rights of the Term Loan/Notes Secured Parties under Section 6.5.

9.3.    Amendments; Waivers. (a) No amendment, modification or waiver of any of the provisions of this Agreement by the ABL Agent or the Term Loan/Notes Agents shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. No Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except, in the case of the Grantors, to the extent that their rights or obligations are directly adversely affected.

(b)    Subject to compliance with Section 9.3(d) below, upon any Refinancing in full of the ABL Credit Agreement, a Term Loan/Notes Agreement or any other Debt Agreement as then in effect, the Grantors will be permitted to designate the agreement which Refinances the ABL Credit Agreement, such Term Loan/Notes Agreement or such other Debt Agreement as a replacement ABL Credit Agreement (the “Replacement ABL Credit Agreement”), Term Loan/Notes Agreement or other Debt Agreement in which case such designated agreement shall thereafter constitute the ABL Credit Agreement, applicable Term Loan/Notes Agreement or other Debt Agreement, as the case may be, for purposes hereof; provided that each predecessor ABL Credit Agreement, Term Loan/Notes Agreement and/or other Debt Agreement shall continue to be bound by (and entitled to the benefits of) the provisions hereof (including, without limitation, Section 6.5 hereof) as applied to such agreements, the related agreements and all Obligations thereunder prior to the Refinancing thereof.

(c)    Subject to compliance with the following clauses (d) through (g), notwithstanding anything in this Section 9.3 to the contrary, this Agreement may be amended, supplemented or otherwise modified from time to time at the request of the Borrower in accordance with clauses (d) through (g) below, at the Borrower’s expense, and without the consent of any ABL Agent or Term Loan/Notes Agent to (i) add Additional Holders of Future Secured Term Indebtedness (or Additional Agents therefor) to the extent such Indebtedness and related obligations (and the Liens thereon) are not prohibited by the Term Loan/Notes Documents or the ABL Credit Agreement, as applicable, (ii) in the case of Additional Senior-Priority

Debt, (1) establish that the Lien on the ABL Priority Collateral securing the obligations in respect of such Additional Senior-Priority Debt shall rank junior and subordinate in all respects to all Liens on the ABL Priority Collateral securing any ABL Obligations and shall share in the benefits of the ABL Priority Collateral equally and ratably with all Liens on the ABL Priority Collateral securing any Senior-Priority Obligations and that the Lien on the Term Loan/Notes Priority Collateral securing the obligations in respect of such Additional Senior-Priority Debt shall rank senior in all respects to all Liens on the Term Loan/Notes Priority Collateral securing any ABL Obligations and shall share in the benefits of the Term Loan/Notes Priority Collateral equally and ratably with all Liens on the Term Loan/Notes Priority Collateral securing any Senior-Priority Obligations, and (2) provide to the Additional Holders of such Additional Senior-Priority Debt (or any Additional Agents thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the ABL Agent) as are provided to the holders of Senior-Priority Obligations under this Agreement and (iii) in the case of Additional Junior-Priority Debt, (1) establish that the Lien on the ABL Priority Collateral securing Indebtedness and other obligations in respect of such Additional Junior-Priority Debt shall rank junior and subordinate in all respects to all Liens on the ABL Priority Collateral securing any ABL Obligations and shall share in the benefits of the ABL Priority Collateral equally and ratably with all Liens on the ABL Priority Collateral securing any then existing Junior-Priority Obligations and that the Lien on the Term Loan/Notes Priority Collateral securing the obligations in respect of such Additional Junior-Priority Debt shall rank senior in all respects to all Liens on the Term Loan/Notes Priority Collateral securing any ABL Obligations and shall share in the benefits of the Term Loan/Notes Priority Collateral equally and ratably with all Liens on the Term Loan/Notes Priority Collateral securing any Junior-Priority Obligations, and (2) provide to the Additional Holders of such Additional Junior-Priority Debt (or any Additional Agent in respect thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the ABL Agent) as are provided to the holders of any other then existing Junior-Priority Obligations under this Agreement.

(d)    Upon the execution and delivery of any Replacement ABL Credit Agreement, Term Loan/Notes Agreement or other Debt Agreement (as contemplated by the preceding clause (b)) or any Debt Agreement with respect to any Future Secured Term Indebtedness (as contemplated by the preceding clause (c)):

(i) the Borrower shall deliver to the ABL Agent and each Term Loan/Notes Agent an officer’s certificate stating that the applicable Grantors (x) in the case of preceding clause (b), intend to enter or have entered into a Refinancing, in whole or in part, of the ABL Credit Agreement, a Term Loan/Notes Agreement or any other Debt Agreement, as the case may be, that such agreement shall thereafter (upon any such Refinancing in full) constitute the ABL Credit Agreement, applicable Term Loan/Notes Agreement or another Debt Agreement, as the case may be, and certifying to each applicable Agent that such Refinancing is permitted by the ABL Credit Agreement, each applicable Term Loan/Notes Agreement and each other applicable Debt Agreement, as applicable (exclusive of any such agreement which is then being Refinanced in full), or (y) in the case of preceding clause (c), intend to enter or have entered into a Debt Agreement with respect to such Future Secured Term Indebtedness, and certifying to each applicable Agent that the issuance or incurrence of such Future Secured Term Indebtedness and the Liens securing the Indebtedness and other obligations in respect of such Future Secured

Term Indebtedness are permitted by the ABL Credit Agreement, the applicable Term Loan/Notes Agreements and each other applicable Debt Agreement, as applicable. Each applicable Agent shall be entitled to rely conclusively on the determination of the Borrower that such issuance and/or incurrence does not violate the provisions of the ABL Loan Documents, the applicable Term Loan/Notes Documents or any other applicable Debt Agreement; provided, however, that such determination will not affect whether or not the each applicable Grantor has complied with its undertakings in the ABL Loan Documents or the Term Loan/Notes Documents or each other Debt Agreement, as applicable; and

(ii) (x) in the case of the preceding clause (b), the Borrower shall provide prompt prior written notice to each then existing ABL Agent and Term Loan/Notes Agent of the new ABL Credit Agreement, Term Loan/Notes Agreement or other Debt Agreement, as the case may be, together with copies thereof, and identifying the Additional Agent thereunder, and providing its notice information for purposes hereof, and such Additional Agent shall execute and deliver an Intercreditor Agreement Joinder which is acknowledged by each then existing ABL Agent and Term Loan/Notes Agent, or (y) in the case of an amendment, supplement or other modification to this Agreement with respect to Future Secured Term Indebtedness as contemplated by the preceding clause (c), the Borrower shall provide prior written notice to each then existing ABL Agent and Term Loan/Notes Agent and the Additional Agent for such Future Secured Term Indebtedness shall execute and deliver to the ABL Agent and each other Term Loan/Notes Agent an Intercreditor Agreement Joinder acknowledging that such holders shall be bound by the terms hereof to the extent applicable to Term Loan/Notes Secured Parties which is acknowledged by each then existing ABL Agent and Term Loan/Notes Agent.

(e)     In each case above, each Term Loan/Notes Agent and the ABL Agent shall promptly enter into such documents and agreements (including amendments, restatements, amendments and restatements, supplements or other modifications to this Agreement) (in form and substance reasonably satisfactory to the party executing the same (provided that such document or agreement shall be deemed to be reasonably satisfactory to such party if the amendments set forth therein are consistent in all respects with the terms of this Agreement)) as the Borrower, any other Term Loan/Notes Agent or ABL Agent (but no other Secured Party) may reasonably request in order to provide to it the rights, remedies and powers and authorities contemplated hereby, in each case consistent in all respects with the terms of this Agreement.

(f)     In the case of a designation of a new Term Loan/Notes Agreement or other Debt Agreement with respect to Future Secured Term Indebtedness pursuant to preceding clause (b) or (c), the ABL Agent and any other Term Loan/Notes Agent shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) (in form and substance reasonably satisfactory to the party executing the same) as the Borrower or such Additional Agent shall reasonably request in order to provide to the Additional Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (ii) in the case of clause (b) only, deliver to the Additional Agent any Pledged Collateral (to the extent constituting Term Loan/Notes Priority Collateral) held by such ABL

Agent or (subject to the terms of the Junior-Priority Intercreditor Agreement and applicable Pari Passu Intercreditor Agreement) such other Term Loan/Notes Agent, together with any necessary endorsements (or otherwise allow the Additional Agent to obtain control of such Pledged Collateral). The Additional Agent shall agree to be bound by the terms of this Agreement. If the new Term Loan/Notes Obligations under the new Term Loan/Notes Documents are secured by assets of the Grantors of the type constituting Term Loan/Notes Priority Collateral that do not also secure the ABL Obligations, then the ABL Obligations shall be secured at such time by a Lien on such assets to the same extent provided in the ABL Security Documents with respect to the other Term Loan/Notes Priority Collateral. If the new Term Loan/Notes Obligations under the new Term Loan/Notes Documents are secured by assets of the Grantors of the type constituting ABL Priority Collateral that do not also secure the ABL Obligations, then the ABL Obligations shall be secured at such time by a Lien on such assets to the same extent provided in the ABL Security Documents with respect to the other ABL Priority Collateral.

(g)     It is understood that the ABL Agent and the Designated Term Loan/Notes Agent, without the consent of any other ABL Secured Party or Term Loan/Notes Secured Party, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional Indebtedness or other obligations of any of the Grantors become Term Loan/Notes Obligations or ABL Obligations, as the case may be, under this Agreement (such Indebtedness or other obligations, “Additional Debt”), which supplemental agreement shall, if applicable, specify whether such Additional Debt constitutes Term Loan/Notes Obligations or ABL Obligations; provided that such Additional Debt is permitted to be incurred under any ABL Credit Agreement and any Term Loan/Notes Agreement then extant in accordance with the terms thereof. Each such supplemental agreement (x) shall be in form and substance reasonably satisfactory to the ABL Agent and the Designated Term Loan/Notes Agent, (y) shall be executed by the agent with respect to the applicable series of Additional Debt (and, upon the effectiveness of such supplemental agreement, such agent shall become an “ABL Agent” or a “Term Loan/Notes Agent”, as the case may be, hereunder) and (z) shall provide, in a manner satisfactory to the ABL Agent and the Designated Term Loan/Notes Agent, that the agent with respect to any applicable series of Additional Debt and each holder of such series of Additional Debt shall be subject to and bound by the provisions of this Agreement, as so supplemented, in its capacity as a holder of such series of Additional Debt.

9.4.    Information Concerning Financial Condition of the Borrower, the ABL Borrowers and the Subsidiaries. No ABL Agent nor any ABL Secured Party shall have any obligation to any Term Loan/Notes Agent or any Term Loan/Notes Secured Party to keep any Term Loan/Notes Agent or any Term Loan/Notes Secured Party informed of, and each Term Loan/Notes Agent and the Term Loan/Notes Secured Parties shall not be entitled to rely on, the ABL Agent or the ABL Secured Parties with respect to, (a) the financial condition of the Borrower and the Grantors and all endorsers and/or guarantors of the ABL Obligations or the Term Loan/Notes Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Loan/Notes Obligations. No Term Loan/Notes Agent or any Term Loan/Notes Secured Party shall have any obligation to the ABL Agent or any ABL Secured Party to keep the ABL Agent or any ABL Secured Party informed of, and the ABL Agent and the ABL Secured Parties shall not be entitled to rely on, any Term Loan/Notes Agent or the Term Loan/Notes Secured Parties with respect to, (a) the financial condition of the Borrower and the Grantors and all endorsers and/or guarantors of the ABL Obligations or the Term Loan/Notes Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Loan/Notes Obligations. The ABL Agent, the ABL Secured Parties, the Term Loan/Notes Agents and the Term Loan/Notes Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the ABL Agent, any ABL Secured Party, any Term Loan/Notes Agent or any Term Loan/Notes Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the ABL Agent, the ABL Secured Parties, the Term Loan/Notes Agents and the Term Loan/Notes Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.5.    Subrogation. Each Term Loan/Notes Agent, for itself and on behalf of the applicable Term Loan/Notes Secured Parties, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of ABL Obligations shall have occurred. The ABL Agent, for itself and on behalf of the ABL Secured Parties, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Term Loan/Notes Obligations shall have occurred.

9.6.    Application of Payments.

(a)    Except as otherwise provided herein, all payments received by the ABL Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the ABL Obligations as the ABL Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the ABL Loan Documents. Except as otherwise provided herein, each Term Loan/Notes Agent, on behalf of itself and each applicable Term Loan/Notes Secured Party, assents to any such extension or postponement of the time of payment of the ABL Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the ABL Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

(b)    Except as otherwise provided herein, all payments received by the Term Loan/Notes Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Term Loan/Notes Obligations as the Term Loan/Notes Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Term Loan/Notes Documents. Except as otherwise provided herein, the ABL Agent, on behalf of itself and each ABL Secured Party, assents to any such extension or postponement of the time of payment of the Term Loan/Notes Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Term Loan/Notes Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

9.7.    JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ABL AGENT OR ANY TERM LOAN/NOTES AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE BORROWER OR ANY OTHER GRANTOR OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.8. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.7.

9.8.    Notices. All notices to the ABL Secured Parties and the Term Loan/Notes Secured Parties permitted or required under this Agreement may be sent to the applicable ABL

Agent or the applicable Term Loan/Notes Agent as provided in the ABL Credit Agreement or the applicable Term Loan/Notes Agreement. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties and as otherwise provided in the ABL Loan Documents and the Term Loan/Notes Documents. Each First Priority Agent hereby agrees to promptly notify each Second Priority Agent upon payment in full in cash of all Indebtedness under the applicable First Priority Documents (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made).

9.9.    Further Assurances. The ABL Agent, for itself and on behalf of each ABL Secured Party, each Term Loan/Notes Agent, on behalf of itself and each applicable Term Loan/Notes Secured Party, and each Grantor party hereto, for itself and on behalf of its subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments (in recordable form, if requested, and in form and substance reasonably satisfactory to the party executing the same), and take all such further actions, as may be required under any applicable Law, or which the ABL Secured Parties or Term Loan/Notes Secured Parties, as applicable, may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

9.10.    GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

9.11.    Specific Performance. Each First Priority Agent and each Second Priority Agent may demand specific performance of this Agreement. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, and each First Priority Agent, on behalf of itself and each applicable First Priority Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at Law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the First Priority Agent or the Second Priority Agent, as the case may be.

9.12.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

9.13.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

9.14.    Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto that this Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms except as such enforceability may be limited by Bankruptcy Law and by general principles of equity.

9.15.    No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of ABL Obligations and Term Loan/Notes Obligations. No other Person shall have or be entitled to assert rights or benefits hereunder; provided, that, the Borrower and the other Grantors shall be express third party beneficiaries of, and shall be entitled to rely on and enforce the provisions of, Sections 6.1, 6.3(d), 6.9 and 9.3. Without limiting the generality of the foregoing, any person to whom a Secured Party assigns or otherwise transfers all or any portion of the ABL Obligations or the Term Loan/Notes Obligations, as applicable, in accordance with the applicable ABL Loan Documents or Term Loan/Notes Documents, as the case may be, shall become vested with all the rights and obligations in respect thereof granted to such Secured Parties, without any further consent or action of the other Secured Parties.

9.16.    Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Borrower or any other Grantor shall include the Borrower or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

9.17.    ABL Agent and Term Loan/Notes Agents. It is understood and agreed that (i) JPMorgan Chase Bank, N.A. is entering into this Agreement in its capacity as administrative agent and collateral agent under the ABL Credit Agreement and the provisions of Article VIII of the ABL Credit Agreement applicable to JPMorgan Chase Bank, N.A. as administrative agent thereunder shall also apply to JPMorgan Chase Bank, N.A. as the ABL Agent hereunder, (ii) Credit Suisse AG is entering into this Agreement in its capacity as collateral agent under the Senior-Priority Documents and the provisions of Article VIII of the Senior-Priority Non-ABL Loan Agreement, Article VII of the 2021 Secured Notes Indenture and Article VII of the 2023 Secured Notes Indenture, in each case, applicable to Credit Suisse AG as collateral agent thereunder shall also apply to Credit Suisse AG as a Term Loan/Notes Agent hereunder, (iii) Credit Suisse AG is entering into this agreement in its capacity as administrative agent under the Senior-Priority Non-ABL Loan Agreement and the provisions of Article VIII of the Senior-Priority Non-ABL Loan Agreement applicable to Credit Suisse AG as administrative agent thereunder shall also apply to Credit Suisse AG as a Term Loan/Notes Agent hereunder, (iv) Regions Bank is entering into this Agreement in its capacity as indenture trustee under the 2021 Secured Notes Indenture and the provisions of Article VII of the 2021 Secured Notes Indenture applicable to Regions Bank as indenture trustee thereunder shall also apply to Regions Bank as a Term Loan/Notes Agent hereunder, (v) Regions Bank is entering into this Agreement in its capacity as indenture trustee under the 2023 Secured Notes Indenture and the provisions of Article VII of the 2023 Secured Notes Indenture applicable to Regions Bank as indenture trustee thereunder shall also apply to Regions Bank as a Term Loan/Notes Agent hereunder, (vi) Regions Bank is entering into this Agreement in its capacity as collateral agent under the Junior-Priority Documents and the provisions of Article XII of the 2023 Junior-Priority Secured Notes Indenture and Article XII of the 2024 Junior-Priority Secured Notes Indenture, in each case, applicable to Regions Bank as collateral agent thereunder, shall also apply to Regions Bank as a Term Loan/Notes Agent hereunder, (vii) Regions Bank is entering into this Agreement in its capacity as indenture trustee under the 2023 Junior-Priority Secured Notes Indenture and the provisions of Article VII of the 2023 Junior-Priority Secured Notes Indenture applicable to Regions Bank as indenture trustee thereunder, shall also apply to Regions Bank as a Term Loan/Notes Agent hereunder and (viii) Regions Bank is entering into this Agreement in its capacity as indenture trustee under the 2024 Junior-Priority Secured Notes Indenture and the provisions of Article VII of the 2024 Junior-Priority Secured Notes Indenture applicable to Regions Bank as indenture trustee thereunder, shall also apply to Regions Bank as a Term Loan/Notes Agent hereunder.

9.18.    Limitation on Term Loan/Notes Agents’ and ABL Agent’s Responsibilities.

(a)    The Term Loan/Notes Agents and the ABL Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

(b)    Neither the Term Loan/Notes Agents nor the ABL Agent shall be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default (under, and as defined in, any Debt Agreement) unless and until the applicable Term Loan/Notes Agents or the ABL Agent (as applicable) shall have received a written notice of such Event of Default or a written notice from any Grantor or any Secured Party to such Person in such capacity indicating that such an Event of Default has occurred. Neither the Term Loan/Notes Agents nor the ABL Agent shall have any obligation either prior to or after receiving such notice to inquire whether such an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it.

9.19.    Relationship with Other Intercreditor Agreements. (a) The purpose of this Agreement is to define the relative rights and priorities between the ABL Secured Parties, on the one hand, and the Term Loan/Notes Secured Parties, on the other hand. This Agreement is the “ABL Intercreditor Agreement” referred to in the ABL Credit Agreement and the Senior-Priority Non-ABL Loan Agreement.

(b)    Solely as among the Term Loan/Notes Secured Parties, the Senior-Priority Pari Passu Intercreditor Agreement, the Junior-Priority Pari Passu Intercreditor Agreement and/or the Junior-Priority Intercreditor Agreement, as applicable, shall define the relative rights and priorities of such Term Loan/Notes Secured Parties (as amongst each other) with respect to the Collateral. As among the Term Loan/Notes Secured Parties, nothing herein (including, without limitation, Section 6.8) is intended to alter their relative rights and obligations, which shall be governed by the Senior-Priority Pari Passu Intercreditor Agreements, Junior-Priority Pari Passu Intercreditor Agreement and/or Junior-Priority Intercreditor Agreement, as applicable, or to require that such rights and obligations be treated as a single class in any Insolvency or Liquidation Proceeding.

9.20.    Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Priority Secured Parties, on the one hand, and the Second Priority Secured Parties, on the other hand. None of the Borrower, any other Grantor, any Guarantor or any other creditor thereof shall have any rights or obligations, except as expressly provided in this Agreement, hereunder and none of the Borrower, any other Grantor or any Guarantor may rely on the terms hereof.

9.21.    Additional Grantors. The Borrower will promptly cause each Person that becomes a Grantor to execute and deliver to the ABL Agent and the Term Loan/Notes Agents party hereto an acknowledgment to this Agreement substantially in the form of Exhibit A, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Secured Parties and the Grantors hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person that becomes a Grantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if the same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

9.22.    Application of Proceeds. Any Collateral or proceeds thereof or payment with respect thereto received by the Designated Term Loan/Notes Agent in accordance with this Agreement shall be applied by such Agent (i) for the benefit of the Senior-Priority Secured Parties in accordance with the Senior-Priority Pari Passu Intercreditor Agreement, if applicable, and/or the other Senior-Priority Documents and (ii) for the benefit of the Junior-Priority Secured Parties in accordance with the Junior-Priority Pari Passu Intercreditor Agreement, if applicable, and/or the other Junior-Priority Documents.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

JPMORGAN CHASE BANK, N.A., as ABL Agent

By:	/s/ Dawn Lee Lum
Name: Dawn Lee Lum
Title: Executive Director

Address: 383 Madison Avenue New York, New York 10175

Facsimile: 212-270-3279

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Senior-Priority Collateral Agent

By:	/s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

By:	/s/ Lingzi Huang
Name: Lingzi Huang
Title: Authorized Signatory

Address: Credit Suisse AG, Cayman Islands Branch Eleven Madison Avenue New York, NY 10010

Facsimile: (212) 322-2291

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Senior-Priority Non-ABL Loan Agent

By:	/s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

By:	/s/ Lingzi Huang
Name: Lingzi Huang
Title: Authorized Signatory

Address: Credit Suisse AG, Cayman Islands Branch Eleven Madison Avenue New York, NY 10010

Facsimile: (212) 322-2291

REGIONS BANK, as 2021 Secured Notes Trustee

By:	/s/ Kristine Prall
Name:	Kristine Prall
Title:	Vice President

Address:	1180 West Peachtree Street
Suite 1200
Atlanta, Georgia 30309

Facsimile:	404.581.3770

REGIONS BANK, as 2023 Secured Notes Trustee

By:	/s/ Kristine Prall
Name:	Kristine Prall
Title:	Vice President

Address:	1180 West Peachtree Street
Suite 1200
Atlanta, Georgia 30309

Facsimile:	404.581.3770

REGIONS BANK, as Junior-Priority Collateral Agent

By:	/s/ Kristine Prall
Name: Kristine Prall
Title: Vice President

By:	/s/ Arthur G. Mosley, II
Name: Arthur G. Mosley, II
Title: Vice President

REGIONS BANK, as 2023 Junior-Priority Secured Notes Trustee

By:	/s/ Kristine Prall
Name:	Kristine Prall
Title:	Vice President

Address:	1180 West Peachtree Street
Suite 1200
Atlanta, Georgia 30309

Facsimile:	404.581.3770

REGIONS BANK, as 2024 Junior-Priority Secured Notes Trustee

By:	/s/ Kristine Prall
Name:	Kristine Prall
Title:	Vice President

Address:	1180 West Peachtree Street
Suite 1200
Atlanta, Georgia 30309

Facsimile:	404.581.3770

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ Edward W. Lomicka
Name: Edward W. Lomicka
Title: Vice President and Treasurer

COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ Edward W. Lomicka
Name: Edward W. Lomicka
Title: Vice President and Treasurer

Abilene Hospital, LLC,
Abilene Merger, LLC,
Affinity Health Systems, LLC,
Affinity Hospital, LLC,
Berwick Hospital Company, LLC,
Biloxi H.M.A., LLC,
Birmingham Holdings II, LLC,
Birmingham Holdings, LLC,
Bluefield Holdings, LLC,
Bluefield Hospital Company, LLC,
Bluffton Health System LLC,
Brandon HMA, LLC,
Brownwood Medical Center, LLC,
Bullhead City Hospital Corporation,
Bullhead City Hospital Investment Corporation,
Campbell County HMA, LLC,
Carlsbad Medical Center, LLC,
Carolinas Holdings, LLC,
Carolinas JV Holdings General, LLC,
Central Florida HMA Holdings, LLC,
Central States HMA Holdings, LLC,
Chester HMA, LLC,
Chestnut Hill Health System, LLC,
CHHS Holdings, LLC,
CHHS Hospital Company, LLC,
CHS Pennsylvania Holdings, LLC,
CHS Receivables Funding, LLC
CHS Tennessee Holdings, LLC,
CHS Virginia Holdings, LLC,
Citrus HMA, LLC,
Clarksville Holdings II, LLC,
Clarksville Holdings, LLC,
Cleveland Hospital Company, LLC,
Cleveland Tennessee Hospital Company, LLC,
Clinton HMA, LLC,
Coatesville Hospital Corporation,
Cocke County HMA, LLC,
College Station Medical Center, LLC,
as Grantors and Subsidiary Guarantors

By:	/s/ Edward W. Lomicka
Name:	Edward W. Lomicka
Title:	Vice President and Treasurer

College Station Merger, LLC,
Community Health Investment Company, LLC,
CP Hospital GP, LLC,
CPLP, LLC,
Crestwood Hospital LP, LLC,
Crestwood Hospital, LLC,
CSMC, LLC,
Deaconess Holdings, LLC,
Deaconess Hospital Holdings, LLC,
Desert Hospital Holdings, LLC,
Detar Hospital, LLC,
DHFW Holdings, LLC,
Dukes Health System, LLC,
Dyersburg Hospital Company, LLC,
Emporia Hospital Corporation,
Florida HMA Holdings, LLC,
Foley Hospital Corporation,
Fort Smith HMA, LLC,
Frankfort Health Partner, Inc.,
Franklin Hospital Corporation,
Gadsden Regional Medical Center, LLC,
Gaffney H.M.A., LLC,
Granbury Hospital Corporation,
GRMC Holdings, LLC,
Hallmark Healthcare Company, LLC,
Health Management Associates, LLC,
Health Management General Partner I, LLC,
Health Management General Partner, LLC,
HMA Fentress County General Hospital, LLC,
HMA Santa Rosa Medical Center, LLC,
HMA Services GP, LLC,
HMA-TRI Holdings, LLC,
Hobbs Medco, LLC,
Hospital Management Associates, LLC,
Hospital of Morristown, LLC,
Jackson HMA, LLC,
as Grantors and Subsidiary Guarantors

By:	/s/ Edward W. Lomicka
Name:	Edward W. Lomicka
Title:	Vice President and Treasurer

Jackson Hospital Corporation,
Jefferson County HMA, LLC,
Kay County Hospital Corporation,
Kay County Oklahoma Hospital Company, LLC,
Kennett HMA, LLC,
Key West HMA, LLC,
Kirksville Hospital Company, LLC,
Knoxville HMA Holdings, LLC,
Lakeway Hospital Company, LLC,
Lancaster Hospital Corporation,
Las Cruces Medical Center, LLC,
Lea Regional Hospital, LLC,
Lebanon HMA, LLC,
Longview Clinic Operations Company, LLC,
Longview Merger, LLC,
LRH, LLC,
Lutheran Health Network of Indiana, LLC,
Madison HMA, LLC,
Marshall County HMA, LLC,
Martin Hospital Company, LLC,
Mary Black Health System, LLC,
MCSA, L.L.C.,
Medical Center of Brownwood, LLC,

Metro Knoxville HMA, LLC,
Mississippi HMA Holdings I, LLC,
Mississippi HMA Holdings II, LLC,
Moberly Hospital Company, LLC,
Naples HMA, LLC,
Natchez Hospital Company, LLC,
National Healthcare of Leesville, Inc.,
Navarro Regional, LLC,
NC-DSH, LLC,
Northwest Arkansas Hospitals, LLC,
Northwest Hospital, LLC,
NOV Holdings, LLC,
NRH, LLC,
Oak Hill Hospital Corporation,
    as Grantors and Subsidiary Guarantors

By:	/s/ Edward W. Lomicka
	Name:	Edward W. Lomicka
	Title:	Vice President and Treasurer

Oro Valley Hospital, LLC,
Palmer-Wasilla Health System, LLC,
Pasco Regional Medical Center, LLC
Pennsylvania Hospital Company, LLC,
Phoenixville Hospital Company, LLC,
Poplar Bluff Regional Medical Center, LLC,
Port Charlotte HMA, LLC
Pottstown Hospital Company, LLC,
Punta Gorda HMA, LLC,
QHG Georgia Holdings II, LLC
QHG Georgia Holdings, Inc.
QHG of Bluffton Company, LLC,
QHG of Clinton County, Inc.,
QHG of Enterprise, Inc.,
QHG of Forrest County, Inc.,
QHG of Fort Wayne Company, LLC,
QHG of Hattiesburg, Inc.,
QHG of South Carolina, Inc.
QHG of Spartanburg, Inc.,
QHG of Springdale, Inc.,
Regional Hospital of Longview, LLC
River Oaks Hospital, LLC,
River Region Medical Corporation,
ROH, LLC,
Roswell Hospital Corporation,
Ruston Hospital Corporation
Ruston Louisiana Hospital Company, LLC,
SACMC, LLC,
Salem Hospital Corporation,
San Angelo Community Medical Center, LLC,
San Angelo Medical, LLC,
Scranton Holdings, LLC,
Scranton Hospital Company, LLC,
Scranton Quincy Holdings, LLC,
Scranton Quincy Hospital Company, LLC,
Seminole HMA, LLC,
Shelbyville Hospital Company, LLC,
Siloam Springs Arkansas Hospital Company, LLC
Siloam Springs Holdings, LLC,
as Grantors and Subsidiary Guarantors

By:	/s/ Edward W. Lomicka
Name:	Edward W. Lomicka
Title:	Vice President and Treasurer

Southeast HMA Holdings, LLC,
Southern Texas Medical Center, LLC
Southwest Florida HMA Holdings, LLC,
Statesville HMA, LLC,
Tennyson Holdings, LLC,
Tomball Texas Holdings, LLC,
Tomball Texas Hospital Company, LLC,
Triad Healthcare, LLC,

Triad Holdings III, LLC,
Triad Holdings IV, LLC,
Triad Holdings V, LLC,
Triad Nevada Holdings, LLC,
Triad of Alabama, LLC,
Triad-ARMC, LLC,
Triad-El Dorado, Inc.,
Triad-Navarro Regional Hospital Subsidiary, LLC,
Tullahoma HMA, LLC,
Tunkhannock Hospital Company, LLC,
Van Buren H.M.A., LLC,
Venice HMA, LLC,
VHC Medical, LLC,
Vicksburg Healthcare, LLC,
Victoria Hospital, LLC,
Virginia Hospital Company, LLC,
Weatherford Hospital Corporation,
Weatherford Texas Hospital Company, LLC,
Webb Hospital Corporation,
Webb Hospital Holdings, LLC,
Wesley Health System LLC,
WHMC, LLC,
Wilkes-Barre Behavioral Hospital Company, LLC
Wilkes-Barre Holdings, LLC,
Wilkes-Barre Hospital Company, LLC
Woodland Heights Medical Center, LLC,
Woodward Health System, LLC
    as Grantors and Subsidiary Guarantors

By:	/s/ Edward W. Lomicka
	Name:	Edward W. Lomicka
	Title:	Vice President and Treasurer

BROWNWOOD HOSPITAL, L.P.

By:	Brownwood Medical Center, LLC
Its:	General Partner

CAROLINAS JV HOLDINGS, L.P.

By:	Carolinas JV Holdings General, LLC
Its:	General Partner

COLLEGE STATION HOSPITAL, L.P.

By:	College Station Medical Center, LLC
Its:	General Partner

CRESTWOOD HEALTHCARE, L.P.

By:	Crestwood Hospital, LLC
Its:	General Partner

HEALTH MANAGEMENT ASSOCIATES, LP

By:	Health Management General Partner, LLC
Its:	General Partner

HMA HOSPITALS HOLDINGS, LP

By:	Health Management General Partner, LLC
Its:	General Partner

HOSPITAL MANAGEMENT SERVICES OF FLORIDA, LP

By:	HMA Services GP, LLC, its general partner
Its:	General Partner

By:	/s/ Edward W. Lomicka
	Name:	Edward W. Lomicka
	Title:	Vice President and Treasurer

Acting on behalf of each of the General Partners of the Guarantors set forth on this page.

LAREDO TEXAS HOSPITAL COMPANY, L.P.

By:	Webb Hospital Corporation, its general partner
Its:	General Partner

LONGVIEW MEDICAL CENTER, L.P.

By:	Regional Hospital of Longview, LLC
Its:	General Partner

NAVARRO HOSPITAL, L.P.

By:	Navarro Regional, LLC
Its:	General Partner

QHG GEORGIA, LP

By:	QHG Georgia Holdings II, LLC
Its:	General Partner

TENNESSEE HMA HOLDINGS, LP

By:	Health Management General Partner I, LLC, its general partner
Its:	General Partner

VICTORIA OF TEXAS, L.P.

By:	Detar Hospital, LLC
Its:	General Partner

	By:	/s/ Edward W. Lomicka
		Name:	Edward W. Lomicka
		Title:	Vice President and Treasurer

Acting on behalf of each of the General Partners of the Guarantors set forth on this page

SCHEDULE I

to the ABL Intercreditor Agreement

Provision for Certain Credit Agreements and Indentures:

“Reference is made to the Amended and Restated ABL Intercreditor Agreement dated as of June 22, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as ABL Agent (as defined therein), Credit Suisse AG, as Senior-Priority Collateral Agent (as defined therein), Credit Suisse AG, as Senior-Priority Non-ABL Loan Agent (as defined therein), Regions Bank, as 2021 Secured Notes Trustee, (as defined therein), Regions Bank, as 2023 Secured Notes Trustee (as defined therein), Regions Bank, as Junior-Priority Collateral Agent (as defined therein) Regions Bank, as 2023 Junior-Priority Secured Notes Trustee (as defined therein), Regions Bank, as 2024 Junior-Priority Secured Notes Trustee (as defined therein), CHS/Community Health Systems, Inc., Community Health Systems, Inc. and each other party from time to time party thereto. Each [Lender][Holder] hereunder (a) acknowledges that it has received a copy of the ABL Intercreditor Agreement, (b) consents to the subordination of Liens provided for in the ABL Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the ABL Intercreditor Agreement and (d) authorizes and instructs the [Administrative/Collateral Agent][Trustee] to enter into the ABL Intercreditor Agreement as [Administrative/Collateral Agent][Trustee] and on behalf of such [Lender][Holder]. The foregoing provisions are intended as an inducement to the lenders under the ABL Credit Agreement to permit the incurrence of Indebtedness under this Agreement and to extend credit to the Borrower and such [Lenders][Holders] are intended third party beneficiaries of such provisions.”

Provision for Certain Security Documents:

“Reference is made to the Amended and Restated ABL Intercreditor Agreement dated as of June 22, 2018, (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as ABL Agent (as defined therein), Credit Suisse AG, as Senior-Priority Collateral Agent (as defined therein), Credit Suisse AG, as Senior-Priority Non-ABL Loan Agent (as defined therein), Regions Bank, as 2021 Secured Notes Trustee, (as defined therein), Regions Bank, as 2023 Secured Notes Trustee (as defined therein), Regions Bank, as Junior-Priority Collateral Agent (as defined therein) Regions Bank, as 2023 Junior-Priority Secured Notes Trustee (as defined therein), Regions Bank, as 2024 Junior-Priority Secured Notes Trustee (as defined therein), CHS/Community Health Systems, Inc., Community Health Systems, Inc. and each other party from time to time party thereto. Notwithstanding anything herein to the contrary, the lien and security interest granted to the [Collateral Agent] [Administrative Agent], for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the [Collateral Agent] [Administrative Agent] and the other Secured Parties are subject to the provisions of the ABL Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the ABL Intercreditor Agreement and this Agreement, the provisions of the ABL Intercreditor Agreement shall control.”

Schedule I-1

EXHIBIT A

to the ABL Intercreditor Agreement

[FORM OF]

ABL INTERCREDITOR AGREEMENT JOINDER

Reference is made to the Amended and Restated ABL Intercreditor Agreement dated as of June 22, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as ABL Agent, Credit Suisse AG, as Senior-Priority Collateral Agent, Credit Suisse AG, as Senior-Priority Non-ABL Loan Agent, Regions Bank, as 2021 Secured Notes Trustee, Regions Bank, as 2023 Secured Notes Trustee, Regions Bank, as Junior-Priority Collateral Agent (as defined therein) Regions Bank, as 2023 Junior-Priority Secured Notes Trustee (as defined therein), Regions Bank, as 2024 Junior-Priority Secured Notes Trustee (as defined therein), CHS/Community Health Systems, Inc., a Delaware corporation, Community Health Systems, Inc. a Delaware corporation, each subsidiary of CHS/Community Health Systems, Inc. from time to time party thereto and each Additional Agent from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

This ABL Intercreditor Agreement Joinder, dated as of [●] [●], 20[●] (this “Joinder”), is being delivered pursuant to requirements of the Intercreditor Agreement.

1.    Joinder. The undersigned, [●], [as a Grantor]1 [as an [[Additional Agent, on behalf of itself and the applicable ABL Secured Parties][Additional Agent, on behalf of itself and the applicable Term Loan/Notes Secured Parties]2, by executing this Joinder, shall become party to the Intercreditor Agreement as [a Grantor][an ABL Secured Party][a Term Loan/Notes Secured Party] thereunder for all purposes thereof on the terms set forth therein, and hereby agrees to be bound by the terms, conditions and provisions of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

2.    Agreements. The undersigned [Grantor][ABL Secured Party][Term Loan/Notes Secured Party] hereby agrees, for the enforceable benefit of all existing and future ABL Secured Parties and all existing and future Term Loan/Notes Secured Parties that the undersigned is [(and the [ABL Secured Parties][Term Loan/Notes Secured Parties] represented by it are)]3 bound by the terms, conditions and provisions of the Intercreditor Agreement to the extent set forth therein.

3.    Notice Information. The address of the undersigned [Grantor][ABL Secured Party][Term Loan/Notes Secured Party] for purposes of all notices and other communications hereunder and under the Intercreditor Agreement is [●], Attention of [●] (Facsimile No. [●][, electronic mail address: [●]]).

[1]	Include if signing as Grantor.
[2]	Include if signing as an Additional Agent pursuant to Section 9.3 of the Intercreditor Agreement.
[3]	Include if signing as an Additional Agent and select appropriate secured party reference.

4.    Counterparts. This Joinder may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Joinder by facsimile transmission or electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

5.    Governing Law. THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

6.    Loan Document. This Joinder shall constitute a Loan Document, under and as defined in, each of the ABL Credit Agreement and the Senior-Priority Non-ABL Loan Agreement.

7.    Miscellaneous. The provisions of Section 9 of the Intercreditor Agreement will apply with like effect to this Joinder.

[Signature Pages Follow]

A-2

IN WITNESS WHEREOF, the undersigned has caused this Intercreditor Agreement Joinder to be duly executed by its authorized representative, and the ABL Agent and each Term Loan/Notes Agent has caused the same to be accepted by its authorized representative, as of the day and year first above written.

REGIONS BANK, as Junior-Priority Collateral Agent,

By:
Name: Title:

[Signature Page - ABL Intercreditor Agreement]

REGIONS BANK, as 2023 Junior-Priority Secured Notes Trustee,

By:
Name: Title:

[Signature Page - ABL Intercreditor Agreement]

REGIONS BANK, as 2024 Junior-Priority Secured Notes Trustee,

By:
Name:
Title:

[Signature Page - ABL Intercreditor Agreement]

[NAME OF GRANTOR/ADDITIONAL SECURED PARTY], as [ ]

By:
Name:
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[Signature Page - ABL Intercreditor Agreement]

Acknowledged and Agreed to by:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Senior-Priority Collateral Agent

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Title:

By:
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Address:

Facsimile:

[Signature Page - ABL Intercreditor Agreement]

Acknowledged and Agreed to by:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Senior-Priority Non-ABL Loan Agent

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Name:
Title:

By:
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Address:

Facsimile:

[Signature Page - ABL Intercreditor Agreement]

Acknowledged and Agreed to by:

REGIONS BANK, as 2021 Secured Notes Trustee

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Facsimile:

[Signature Page - ABL Intercreditor Agreement Joinder]

Acknowledged and Agreed to by:

REGIONS BANK, as 2023 Secured Notes Trustee

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[Signature Page - ABL Intercreditor Agreement Joinder]

Acknowledged and Agreed to by:

JPMORGAN CHASE BANK, N.A., as ABL Agent

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Name:
Title:

Address:

Facsimile:

[Signature Page - ABL Intercreditor Agreement Joinder]